UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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INTEGER HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)
 _____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Proxy Statement for
2023 Annual Meeting
of Stockholders

April 10, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Wednesday, May 24, 2023 at 12:30 p.m., Eastern Time, at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NE, Roanoke, VA 24016.
Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2022 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited consolidated financial statements.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. We are using the “Notice and Access” (Notice of Internet Availability) method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We have mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice and Access Letter”) containing instructions on how to access our Proxy Statement and Annual Report and vote electronically on the Internet or by telephone. The Notice and Access Letter also contains instructions on how to receive a paper copy of the proxy materials.
We look forward to seeing you at the Annual Meeting.
Sincerely,

/s/ Pamela G. Bailey
Pamela G. Bailey
Chair of the Board

/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
President and Chief Executive Officer

INTEGER HOLDINGS CORPORATION
5830 GRANITE PARKWAY, SUITE 1150
PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NE, Roanoke, VA 24016 on Wednesday, May 24, 2023 at 12:30 p.m., Eastern Time, for the following purposes:
1.To elect 11 directors for a one-year term until their successors have been elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2023;
3.To approve, on an advisory basis, the compensation of our named executive officers;
4.To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers; and
5.To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at the close of business on March 27, 2023 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Senior Vice President, General Counsel and Corporate Secretary
Plano, Texas
April 10, 2023
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. IF YOU RECEIVED A NOTICE AND ACCESS LETTER, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND IN THE NOTICE AND ACCESS LETTER. IF YOU RECEIVED PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN VOTE YOUR SHARES BY PROXY VIA INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOUND ON THE PROXY CARD OR BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023

INTEGER HOLDINGS CORPORATION’S 2023 PROXY STATEMENT AND 2022 ANNUAL REPORT
ARE AVAILABLE AT www.envisionreports.com/ITGR

PROXY STATEMENT SUMMARY
INTEGER HOLDINGS CORPORATION
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT SUMMARY
To assist you in reviewing the proxy statement for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following summary information, which highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. References in this proxy statement to the “Company,” "Integer," “we,” or “our” refer to Integer Holdings Corporation and references to the "Board" refer to the Company's Board of Directors. The Notice and Access Letter is first being mailed, and this proxy statement and the accompanying form of proxy are first being made available, to Company’s stockholders beginning on or about April 10, 2023. Web links throughout this proxy statement are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.
Information regarding our Annual Meeting

Date and Time	Wednesday, May 24, 2023 at 12:30 p.m., Eastern Time
Place	The Hotel Roanoke & Conference Center 110 Shenandoah Avenue NE, Roanoke, VA 24016
Record Date	March 27, 2023
Voting

Stockholders as of the Record Date are entitled to vote their shares of common stock, $0.001 par value per share, at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the Annual Meeting.

Matters to be Voted on at our Annual Meeting

Proposal 1 - Election of 11 directors for a term of one year and until their successors have been elected and qualified. For more information, see page 7 of this proxy statement.	The Board recommends a vote “FOR” each director nominee

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
For more information, see page 15 of this proxy statement.

The Board recommends a vote “FOR” Proposal 2
Proposal 3 - Non-binding advisory vote on the compensation of the Company’s named executive officers. For more information, see page 16 of this proxy statement.	The Board recommends a vote “FOR” Proposal 3
Proposal 4 - Non-binding advisory vote on the frequency of future advisory votes on executive compensation. For more information, see page 16 of this proxy statement.	The Board recommends a vote “FOR” Proposal 4
2023 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY
Performance Highlights for Fiscal Year 2022
Integer is one of the largest medical device outsource manufacturers in the world, serving the cardiac, vascular, cardiac rhythm management, neuromodulation and portable medical markets. We provide innovative, high-quality medical technologies that enhance the lives of patients worldwide. We also develop batteries for high-end niche applications in the energy, military and environmental markets. Our common stock trades on the New York Stock Exchange ("NYSE") under the symbol “ITGR.”
Our company is on a Journey to Excellence with a clear strategy to win in the markets we serve and achieve excellence in all that we do. All our actions are anchored to this strategy. We measure progress through three financial goals: (i) to grow sales 200 basis points faster than the markets we serve, (ii) to deliver profit growth at twice the rate of sales growth, and (iii) to achieve debt leverage of 2.5 - 3.5 times adjusted EBITDA.
We achieved two of these financial goals – debt leverage ratio and profit growth – within two years of launching our strategy in 2018. Though our momentum shifted with the macro-environmental challenges of the last few years, we remained focused on delivering for our customers, ensuring the safety of our associates, executing our strategy, and meeting our financial goals.
Our strong cash flow has enabled us to keep our debt leverage ratio within range while investing in research, development and manufacturing capabilities and capacity that support our customers’ efforts to address significant unmet patient needs.
•The nearly complete Oscor integration expands our ability to design develop and manufacture a comprehensive portfolio of highly specialized access products and implantable devices, while adding low-cost manufacturing capacity in the Dominican Republic.
•The more recent acquisition of Aran Biomedical provides development and manufacturing services related to proprietary medical textiles, high precision biomaterial coverings and coatings for the structural heart, vascular and urology markets.
•We are making great progress constructing a new, state-of-the-art development and manufacturing center in Galway, Ireland, to better serve structural heart and neurovascular customers in this important medical device hub.
In addition to adding end-to-end capabilities, platform technologies and capacity to accelerate our growth in the faster growing end markets, we have taken strategic actions to improve profitability and drive excellence across our operations.
•We are making Manufacturing Excellence a competitive advantage through deployment of the Integer Production System, an enterprise-wide structure of standardized systems and processes to deliver world-class operational performance, quality and efficiency across all of our global sites.
•Committed to creating a more inclusive, values-based culture where individual ideas, perspectives and differences are valued, we launched three new Employee Resource Groups and held more than 150 diversity and inclusion-focused engagement activities in 2022, all driven by associates and supported by executive leadership.
•We are working with customers to transition out of unfavorable markets within our Portable Medical product line and moving the more profitable, higher growth heart failure and cochlear application products to our Cardiac Rhythm Management & Neuromodulation product line.
By closely managing expenses and focusing our investments to create clear differentiation in faster growing end-markets, we are making progress on our operational and financial objectives and delivering tangible improvements for our shareholders.
Highlights from our 2022 financial results confirm our strategy is positioning Integer to win in the markets we serve:
•Increased sales by 13% to $1.376 billion, primarily from the Oscor acquisition and continued product demand recovery from the impacts of the COVID-19 pandemic.
•Generated $116 million of cash flow from operating activities compared to $157 million for 2021.
•Adjusted operating income increased 3% to $192 million.
Our scalability, global presence, unmatched design and development capabilities, innovative technologies and world-class manufacturing uniquely position us to serve our customers through all phases of their product lifecycles. Our customers are rewarding us with more development programs that support their product roadmaps, and we are uniquely equipped to help bring these lifesaving and life-enhancing products to market faster.
As we continue on our Journey to Excellence, we see the potential for significant growth ahead for our associates, our customers, our shareholders and the communities in which we live and work, all while achieving our vision to enhance the lives of patients worldwide by being our customers’ partner of choice for innovative technologies.
2 | 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
We delivered strong year-over-year financial results in 2022 despite a challenging labor and supply chain environment and expect our year-over-year sales and profit growth to increase throughout 2023 as we execute our strategy and complete the integration of Oscor and Aran.
For further details on our fiscal year 2022 consolidated financial results, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission (“SEC”) on February 21, 2023. For more information on how our fiscal year 2022 business performance affected our named executive officers’ compensation, please see our Compensation Discussion and Analysis beginning on page 17 of this proxy statement.
Executive Compensation Highlights
The Company’s compensation program is designed to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. To do this, we:
•Provide our named executive officers ("NEOs") with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with the Company and the level of responsibility and complexity of their position, and is generally targeted near the competitive market median of our peer group for base salary for the position;
•Provide an annual short-term incentive program cash incentive award with the objective of providing a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for significantly higher incentive compensation if stretch performance is achieved, and with metrics that focus on key measures of success that the executive team is able to impact over an annual timeframe; and
•Provide a long-term incentive plan ("LTI") award that is the largest component of our NEOs' total compensation and is designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation as the award consists of a combination of performance stock units (“PSUs”) that use revenue growth (one-third of the award) and relative total stockholder return versus our peer group as the performance metric (one-third of the award), and time-based restricted stock units ("RSUs") that vest ratably over a three-year period (one-third of the award).
During 2022, the Compensation and Organization Committee (the “Compensation Committee”) continued its stockholder supported philosophies to ensure alignment to market-based best practices and policies.
The Compensation Committee took the following actions regarding our incentive programs, for 2022:
•Reintroduced revenue growth PSUs using a modified approach based on annual performance in each of the three years in the performance cycle. This design better protects against significant events, beyond management’s control, resulting in the forfeiture of the entire award, while still requiring three-year compound annual growth achieve a target level to earn a payout above 100%.
•Due to the uncertainty of the lingering impact of the pandemic, continued a wider than typical threshold and maximum achievement level in our short-term incentive program, as first introduced for 2021, making maximum payout more difficult to achieve while reducing the threshold achievement level for a minimum payout.
•Approved short-term incentive payouts based on achievement against targets established early in 2022, and did not use discretion to adjust payout.
•In connection with the successful implementation of the restructuring of our Power Solutions business, provided a special recognition award to the leader of that business.
•Granted special stock-based incentive awards to our Chief Executive Officer (“CEO”) and two other NEOs, in support of both long-term retention efforts and as an incentive to drive long-term shareholder growth.
2023 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY
Below are some highlights of our compensation program:

WHAT WE DO		WHAT WE DON’T DO
✓	Align our executive pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals	✗	Multi-year guarantees for salary increases, non-performance based bonuses or equity compensation
✓	Long-term incentive award grants that are predominantly performance-based and measured over multi-year periods, and short-term incentive plan awards that are also based on rigorous performance objectives	✗	A high percentage of fixed compensation
✓	Hold an annual “say on pay” advisory vote	✗	Tax gross-ups for change-in control benefits
✓	Set multiple challenging performance objectives for our executives	✗	Permit short sales, hedging, or pledging of stock ownership positions by directors, executive officers or associates
✓	Stock ownership guidelines for all executive officers and non-employee directors	✗	Excessive perquisites
✓	Caps on director equity awards and fees	✗	Repricing of stock options
✓	Independent compensation consultant engaged by the Compensation Committee	✗	Single trigger equity acceleration on change in control where the acquiror agrees to assume the award
✓	Compensation Committee carefully considers annual equity usage and potential dilution in its compensation decisions	✗	Maintain evergreen provisions in long-term incentive plans
✓	Annual review and approval of our compensation strategy
✓	Compensation Committee reviews an annual risk assessment of our compensation program
✓	Require a double trigger for acceleration of severance payments or benefits upon a change in control
✓	Clawback policy that permits recoupment of cash and equity awards under specified circumstances
Last year’s “say-on-pay” vote received the support of approximately 97% of votes cast by our stockholders (excluding abstentions and broker non-votes). Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders.

4 | 2023 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board and management accountability, and leads to better business performance. We are committed to maintaining strong corporate governance practices and will continually evaluate these practices going forward. More information about our corporate governance can be found beginning on page 43 of this proxy statement.
The following table summarizes certain highlights of our governance policies and practices:

✓	Unclassified board with annual election of all directors	✓	Engage in stockholder outreach
✓	10 out of 11 director nominees are independent	✓	Code of conduct applies to all directors, officers, associates and consultants
✓	Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee composed entirely of independent directors	✓	Annual say-on-pay vote
✓	Non-executive, independent chair of the board	✓	Stock ownership guidelines for all executive officers and non-employee directors
✓	Independent directors meet regularly without management present	✓	Strategic and risk oversight by full Board and committees
✓	No supermajority voting provisions	✓	Stockholders have right to act by written consent
✓	Director attendance at >75% of meetings in 2022	✓	No stockholder rights plan (i.e., no “poison pill”)
✓	100% Board attendance at 2022 annual meeting	✓	Anti-hedging and pledging policy
✓	Diverse Board in terms of gender, ethnicity and specific skills and qualifications	✓	CEO evaluation process
✓	Director resignation policy if any director receives a greater number of “withhold” votes than “for” votes	✓	Annual Board and committee evaluations
✓	Balance of new and experienced directors	✓	Annual review of committee charters
✓	Board oversight of strategy on corporate social responsibility and sustainability, entity risk management and cybersecurity	✓	All committee charters address Company’s commitment to diversity and inclusion
As described in greater detail under “Environmental, Social and Governance Matters” beginning on page 50 of this proxy statement, we understand the importance of environmental, social and governance (“ESG”) matters and their impact on our stakeholders and the communities in which we live and work. Through our ESG programs, we are committed to conducting business in a socially and environmentally responsible manner and aligning our ESG goals, programs and initiatives with our corporate strategy.
2023 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY
Our Director Nominees
You are being asked to vote on the director nominees listed below. The chart below summarizes some of the key characteristics of the members of our Board. Detailed information about each director nominee’s background can be found beginning on page 7 of this proxy statement. The Board determined that each of the director nominees, other than Mr. Dziedzic, is independent under the NYSE’s Corporate Governance Listing Standards. The information below regarding the director nominees to be elected at the Annual Meeting is as of April 10, 2023.
Consistent with the Board’s commitment to good corporate governance and Board refreshment to ensure a balanced mix of tenure in its membership, five of the ten independent director nominees listed below have joined the Board since the beginning of 2016.

Name	Age	Director Since	Primary Occupation	Current Committee Membership	Independent
Sheila Antrum	64	2021	Senior Vice President and Chief Operating Officer at UCSF Health	Audit Compensation & Organization Technology Strategy	✓
Pamela G. Bailey	74	2002	Retired President and Chief Executive Officer, The Grocery Manufacturers Association	Board Chair Corporate Governance & Nominating	✓
Cheryl C. Capps	61	2021	Senior Vice President and Chief Supply Chain Officer of Corning Inc.	Audit Compensation & Organization Technology Strategy	✓
Joseph W. Dziedzic	54	2013	President and Chief Executive Officer, Integer Holdings Corporation
James F. Hinrichs	55	2018	Founding Partner, Atmas Health Retired Chief Financial Officer of Alere, Inc. and CareFusion Corporation	Compensation & Organization (Chair) Audit Corporate Governance & Nominating	✓
Jean Hobby	62	2015	Retired Partner, PricewaterhouseCoopers, LLP	Audit (Chair) Compensation & Organization Corporate Governance & Nominating	✓
Tyrone Jeffers	49	2021	Vice President, Global Manufacturing and Supply Chain of SPX FLOW, Inc.	Compensation & Organization Corporate Governance & Nominating Technology Strategy	✓
M. Craig Maxwell	64	2015	Retired Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation	Technology Strategy (Chair) Audit Corporate Governance & Nominating	✓
Filippo Passerini	65	2015	Retired Group President and Chief Information Officer, Procter & Gamble Company	Audit Corporate Governance & Nominating Technology Strategy	✓
Donald J. Spence	69	2016	Retired President and Chief Executive Officer, Ebb Therapeutics	Audit Compensation & Organization Technology Strategy	✓
William B. Summers, Jr.	72	2001	Retired Chairman and Chief Executive Officer, McDonald Investments Inc.	Corporate Governance & Nominating (Chair) Compensation & Organization Technology Strategy	✓
6 | 2023 PROXY STATEMENT

COMPANY PROPOSALS
COMPANY PROPOSALS
PROPOSAL 1 – Election of Directors
Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following 11 persons nominated by the Board, to hold office until the 2024 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the other nominees listed below was elected at the 2022 Annual Meeting of Stockholders.
If any nominee for any reason should become unavailable for election or if an additional vacancy should occur before the election (which is not expected), the shares of common stock, $0.001 par value per share (“common stock”), voted for such nominee and represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate as a nominee. Information regarding the nominees standing for election as directors is set forth below:
Nominees for Director

Sheila Antrum

Ms. Antrum is Senior Vice President and Chief Operating Officer at UCSF Health, the health system and umbrella brand for the clinical enterprise of the University of California San Francisco. She has been with UCSF Health since 2007 and is responsible for ensuring that patient care service operations across the health system align with UCSF Health’s vision and strategic objectives. Ms. Antrum also oversees strategic implementation of finances, quality and safety across the adult inpatient UCSF Health enterprise. As Chief Operating Officer, nursing, clinical services, facilities, supply chain, major construction projects, pharmaceutical, women’s services and perioperative services report to her. Ms. Antrum also serves as President of Adult Services at UCSF Health and has served in that capacity since 2015. From 2007 to 2015 and again from 2019 to 2020, Ms. Antrum served as Chief Nursing and Patient Care Services Officer for UCSF Medical Center and UCSF Benioff Children’s Hospital San Francisco. She was Chief of Ambulatory Operations at University of California San Diego Medical Center from 2003 to 2007, and held various operations, administrative and clinical roles at hospitals in California, Connecticut, Maryland and Pennsylvania. Ms. Antrum is also a director of FIGS, Inc., and a member of its Audit Committee and its Nominating and Corporate Governance Committee.
Ms. Antrum's more than 40 years of experience delivering medical operations and oversight of clinical services across multiple facilities supports her service as a member of the Board.

Age: 64
Director Since: 2021
Integer Committee(s):
•Audit
•Compensation and Organization
•Technology Strategy
2023 PROXY STATEMENT | 7

COMPANY PROPOSALS

Pamela G. Bailey

Ms. Bailey served as President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, from January 2009 until she retired in August 2018. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey serves as a director of Timilon Corporation and formerly served as a director of American Stores, Inc., Albertsons, Inc., and MedCath Corporation. From 2010 to 2014, Ms. Bailey was appointed by President Obama to serve on the Advisory Committee for Trade Policy and Negotiations, the principal trade advisory committee for the Office of the U.S. Trade Representative.
Ms. Bailey’s 40 years of health care public policy experience in both public and private sectors, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care policy and regulatory issues. With over 25 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of American Stores, Albertsons and MedCath, supports her continued service as a member of the Board.

Age: 74
Director Since: 2002
Integer Committee(s):
•Corporate Governance and Nominating

Cheryl C. Capps

Ms. Capps serves as Senior Vice President and Chief Supply Chain Officer of Corning Inc., a leading innovator in materials science. Ms. Capps has been with Corning Inc. since 2011 and is responsible for developing capabilities within the global supply management function and across the corporation, in order to transform supply chain into a competitive advantage. Prior to joining Corning in 2011, Ms. Capps was Senior Vice President, Global Manufacturing and Supply Chain, for ConvaTec, the medical device division of Bristol-Myers Squibb. She had responsibility for global manufacturing, supply chain (sourcing, planning, logistics, distribution, customer service operations), and engineering (packaging, facilities, plant). Ms. Capps joined Bristol-Myers Squibb in 1997 at Zimmer, Inc. as Vice President of Sourcing and Packaging Engineering before moving to the pharmaceutical division where she held numerous leadership roles in sourcing and supply chain.
Ms. Capps’ more than 35 years of diverse leadership experience in manufacturing, supply chain, research and development, quality, strategy, business management and ESG matters, supports her service as a member of the Board.

Age: 61
Director Since: 2021
Integer Committee(s):
•Audit
•Compensation and Organization
•Technology Strategy
8 | 2023 PROXY STATEMENT

COMPANY PROPOSALS

Joseph W. Dziedzic

Mr. Dziedzic has served as President and Chief Executive Officer of the Company since March 2017. Prior to being appointed as the President and Chief Executive Officer of the Company, Mr. Dziedzic served as Chair of the Audit Committee and a member of the Compensation and Organization Committee. From 2009 to 2016, Mr. Dziedzic was the Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric, including leadership roles in six different businesses, including General Electric Medical Systems.
Mr. Dziedzic has 30 years of experience in global operations and financial matters. The depth and breadth of Mr. Dziedzic’s global operating and financial experience and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

Age: 54
Director Since: 2013

James F. Hinrichs

Mr. Hinrichs is a Founding Partner of Atmas Health, which seeks to acquire healthcare assets in cooperation with Carlyle (NASDAQ: CG). He served as Chief Financial Officer of Cibus Ltd., a gene-editing company focused on applications in agriculture from May 2018 until July 2019. From April 2015 until its sale to Abbott Labs in October 2017, he served as Executive Vice President and Chief Financial Officer of Alere, Inc. From December 2010 through March 2015, Mr. Hinrichs served as Chief Financial Officer of CareFusion Corporation prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, and as its Senior Vice President, Controller. Prior to joining CareFusion upon its spin-off from Cardinal Health, Inc., Mr. Hinrichs worked for five years at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following more than a decade of finance and marketing roles at Merck & Co. Mr. Hinrichs is a director of Orthofix Medical Inc. and serves as Chair of its Audit and Finance Committee and a member of its Nominating & Governance Committee. Mr. Hinrichs is also a director of Acutus Medical, Inc. and serves as Chair of its Audit Committee and as a member of its Compensation Committee. He also serves as a director of Outset Medical, Inc. and as the chair of its Audit Committee. In addition, Mr. Hinrichs serves as a director of Signifier Medical, a privately-held company.
Mr. Hinrichs has over 25 years of experience in financial and accounting matters at companies in the medical device and pharmaceutical industries. The depth and breadth of his financial experience support his continued service as a member of the Board.

Age: 55
Director Since: 2018
Integer Committee(s):
•Audit
•Compensation and Organization (Chair)
•Corporate Governance and Nominating
2023 PROXY STATEMENT | 9

COMPANY PROPOSALS

Jean Hobby

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June 2015 following a 33-year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telecom Sector Leader from 2008 to 2013, and as its Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994. Ms. Hobby is also a director of Texas Instruments Incorporated and serves on its Audit Committee, and a director of Hewlett Packard Enterprise Company and serves on its Audit Committee. She is a former director of CA, Inc.
The depth and breadth of Ms. Hobby’s nearly 35 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

Age: 62
Director Since: 2015
Integer Committee(s):
•Audit (Chair)
•Compensation and Organization
•Corporate Governance and Nominating

Tyrone Jeffers

Mr. Jeffers serves as Vice President, Global Manufacturing and Supply Chain of SPX FLOW, Inc., a Charlotte, N.C. based company that innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining diverse communities. He has been with SPX Flow since April 2018 and is responsible for the company’s global manufacturing sites, leading an enterprise-wide team in improving operational effectiveness, increasing productivity, delivering on customer commitments and enhancing safety. From 2016 to 2018, Mr. Jeffers served as the Vice President of Infrastructure and Supply Chain Integration for the Baker Hughes and GE merger, responsible for driving cost efficiency and rationalization to deliver over $1 billion in cost synergies. From 1996 until 2016, Mr. Jeffers was with GE, beginning as a manufacturing training program member and spending more than 22 years running factories and supply chains within GE Industrial and GE Oil & Gas. His career includes two years of living in Shanghai, China. One of his career highlights was serving as a global operating leader for GE’s African American Forum. Mr. Jeffers serves as the Chairman of the Engineering Advisory Board at North Carolina Agricultural & Technical State University’s College of Engineering where he partners the university with industry to drive innovation and growth.
His more than 25 years of manufacturing and supply chain experience, together with his experience helping organizations navigate cultural change, supports his service as a member of the Board.

Age: 49
Director Since: 2021
Integer Committee(s):
•Compensation and Organization
•Corporate Governance and Nominating
•Technology Strategy
10 | 2023 PROXY STATEMENT

COMPANY PROPOSALS

M. Craig Maxwell

Mr. Maxwell was the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is one of the global leaders in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial, medical and aerospace markets. Mr. Maxwell was with Parker Hannifin from 1996 until his retirement in 2020, and his responsibilities included leading the company in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell was responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leveraged the company’s portfolio of products and technology to develop emerging opportunities.
As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell led that company’s innovation research that commercializes new technologies. Through this service, he gained management experience at senior levels as well as manufacturing experience. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Age: 64
Director Since: 2015
Integer Committee(s):
•Audit
•Corporate Governance and Nominating
•Technology Strategy (Chair)

Filippo Passerini

Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively, until his retirement following a 33-year career in business and digital technology. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. In these roles, he led Procter & Gamble’s global operations and oversaw technology and business services operations in over 70 countries. Mr. Passerini also led the integration of Procter & Gamble’s IT and Business Services groups. Mr. Passerini is a director of United Rentals, Inc. and serves as a member of its Strategy Committee and its Audit Committee. Mr. Passerini is a former director of ABM Industries Incorporated.
Mr. Passerini brings to the Company over three decades of global experience in digital technology, general management and operations roles. He is globally recognized as a digital technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Age: 65
Director Since: 2015
Integer Committee(s):
•Audit
•Corporate Governance and Nominating
•Technology Strategy
2023 PROXY STATEMENT | 11

COMPANY PROPOSALS

Donald J. Spence

Donald J. Spence retired in August 2019 as President and Chief Executive Officer of Ebb Therapeutics, a company in the business of developing and marketing medical products for the treatment of insomnia, a position he held since March 2017. He had been Chairman and Chief Executive Officer of Lake Region Medical from 2010 until its acquisition by the Company in October of 2015. From 2005 to 2008, Mr. Spence served as President of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as Chief Executive Officer of Philips Home Healthcare Solutions. Prior to that, he spent eight years with GKN Sinter Metals, as Senior Vice President for Global Sales and Marketing from 1998 to 2001 and as President from 2001 to 2005. Prior to 1998, Mr. Spence served in a number of roles at BOC Group, plc over a 15-year career, including President, Ohmeda Medical Systems from 1997 to 1998. Mr. Spence is a director of Vapotherm, Inc. and serves as the chair of its Compensation Committee and as a member of its Nomination and Governance Committee. Mr. Spence also serves as a director of Eargo, Inc. as board chair and as a member of its Audit Committee. In addition, Mr. Spence serves as a director of Linguaflex, Inc., a privately-held medtech company.
Having served in the role of Chairman and Chief Executive Officer of Lake Region Medical and in senior management roles with other companies, Mr. Spence has significant management experience and business understanding of a medical technology and device company.  Mr. Spence’s background and expertise in the medical device industry support his continued service as a member of the Board.

Age: 69
Director Since: 2016
Integer Committee(s):
•Audit
•Compensation and Organization
•Technology Strategy

William B. Summers, Jr.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments Inc., a position he had held since 1998. He also held the additional positions of President from 1989 through 1998 and Chief Executive Officer from 1994 through 1998 of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its Compensation Committee. He also serves on the advisory boards of Molded Fiberglass Companies and Citymark Capital, is a Life Trustee and past board chair of The Rock and Roll Hall of Fame and Museum, on the board and past board chair of Baldwin-Wallace University, and a board member of the United States Army War College Foundation. Mr. Summers previously served as chair of the board of the National Association of Securities Dealers, as chair of the board of the NASDAQ Stock Market, and as a director of the NYSE. He is a former director of Developers Diversified Realty, Inc., McDonald Investments Inc., Cleveland Indians Baseball Company, and Penton Media Inc.
Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

Age: 72
Director Since: 2001
Integer Committee(s):
•Compensation and Organization
•Corporate Governance and Nominating (Chair)
•Technology Strategy
12 | 2023 PROXY STATEMENT

COMPANY PROPOSALS
The table below shows some of the relevant qualification, experience and demographics of our director nominees identified by the Corporate Governance and Nominating Committee.

	Antrum	Bailey	Capps	Dziedzic	Hinrichs	Hobby	Jeffers	Maxwell	Passerini	Spence	Summers
Qualifications and Experience
Health Care Industry Knowledge	●	●	●	●	●			●	●	●
Executive Leadership	●	●	●	●	●	●	●	●	●	●	●
Finance and Accounting		●	●	●	●	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●	●	●	●	●	●
Technology, Innovation and Product Development Leadership	●		●	●		●		●	●	●
International/Global Business		●	●	●	●	●	●	●	●	●	●
Public Company Governance		●		●	●	●		●	●	●	●
Manufacturing and Operations	●		●	●			●	●	●	●
Risk Management	●	●	●	●	●	●		●	●	●	●
Government/Regulatory Policy	●	●				●		●			●
Information Technologies					●			●	●
Human Capital Management	●	●		●	●		●	●	●	●	●
Health, Safety and Environment	●	●	●				●	●	●	●
Regulatory and Compliance		●	●	●				●	●

Additional Qualifications and Information
Audit Committee Financial Expert					●	●
# of Other Public Company Boards (Current│Past)	1│0	0│3	0│0	0│0	3│0	2│1	0│0	0│0	1│1	2│0	1│3

2023 PROXY STATEMENT | 13

COMPANY PROPOSALS
Board Diversity and Composition
In the process of identifying nominees to serve as members of the Board, the Corporate Governance and Nominating Committee strives to ensure that an appropriate balance of specialization, skills, gender and ethnic diversity and independence is reflected in the composition and structure of the Board. All of our directors are committed to the Company’s long-term success and creating value for stockholders. The information provided in the charts below is with respect to the director nominees to be elected at the Annual Meeting.

Independent Director Tenure (Average 8.5 years)	Director Age	Independence

Gender Diversity*	Racial Diversity*
* Diversity characteristics based on information self-identified by each director nominee to the Company.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
14 | 2023 PROXY STATEMENT

COMPANY PROPOSALS
PROPOSAL 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte & Touche”) has been appointed by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2023. Deloitte & Touche has served as the Company’s auditor since 1985. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2023. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2022 and 2021:

	2022	2021
Audit Fees(1)	$2,215,243	$2,120,000
Audit-Related Fees(2)	366,500	41,000
Total Audit and Audit-Related Fees	2,581,743	2,161,000
Tax Fees(3)	170,000	12,270
Total Fees	$2,751,743	$2,173,270
(1)Audit fees include amounts billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements, the review of the Company’s quarterly condensed consolidated financial statements, and statutory and subsidiary audits.
(2)Audit-related fees billed by Deloitte & Touche for the audit of the Integer Holdings Corporation 401(k) Retirement Plan (the “Company 401(k) Plan”). In 2022, the audit-related fees also included fees related to the issuance of a comfort letters and due diligence services on potential acquisitions.
(3)Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by SEC rules). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

2023 PROXY STATEMENT | 15

COMPANY PROPOSALS
PROPOSAL 3 – Advisory Vote on Compensation of the Named Executive Officers
As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. Our NEOs are the Chief Executive Officer, the Chief Financial Officer, and the next three highest paid executive officers. Although your vote is advisory and will not be binding on the Board or the Company, the Board reviews the voting results and takes these results into consideration when making future decisions regarding executive compensation. The next advisory vote on the compensation of our NEOs will be held at the 2024 Annual Meeting of Stockholders.
The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below under “Compensation Discussion and Analysis,” the Company’s compensation for its named executive officers includes the following elements:
•Long-term equity compensation with performance-based vesting. The most significant elements of the NEOs’ equity compensation opportunity for 2022 were performance-based awards under the LTI Program for which vesting depends on the Company’s (i) annual sales growth over a three-year period ending in 2024 and (ii) total stockholder return relative to its peer group over a three-year period ending in 2025.
•Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the NEOs is based on the Company’s performance. As such, the cash compensation for the NEOs has fluctuated from year to year, reflecting the Company’s financial results.
The text of the resolution in respect of Proposal 3 is as follows:
“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
PROPOSAL 4 – Advisory Vote on the Frequency of Future Advisory Votes on Compensation of the Named Executive Officers
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC, the Company seeks your advisory vote on the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers. Currently, an advisory vote on the compensation of our Named Executive Officers is provided to the Company’s stockholders every year. In particular, we are asking whether future advisory votes should occur every one, two or three years.
The stockholder advisory vote on the compensation of our Named Executive Officers is very important to the Company. We believe an annual stockholder vote enhances stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation programs. The Company believes that an advisory vote every year will be the most effective timeframe for the Company to respond to stockholders' feedback and provide the Company with an opportunity to engage with stockholders to understand and respond to voting results.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY
OF “ONE YEAR,” ON AN ADVISORY BASIS, FOR FUTURE ADVISORY STOCKHOLDER VOTES
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
16 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction. This Compensation Discussion and Analysis ("CD&A") describes the compensation of our Chief Executive Officer (“CEO”) and together with our other Named Executive Officers ("NEOs") during 2022. Our NEOs for 2022 were:
•Joseph W. Dziedzic, President and Chief Executive Officer
•Jason K. Garland, Executive Vice President and Chief Financial Officer
•Jennifer M. Bolt, Executive Vice President, Global Operations and ESG
•Carter Houghton, President, Electrochem and Power Solutions
•Payman Khales, President, Cardio & Vascular
2022 Performance. In 2022, we delivered 13% revenue growth, including 6% organic revenue growth, to $1.376 billion despite the persistent challenges of the current labor and supply chain environments. Customer demand remains strong, and our two recent acquisitions contributed to our growth in adjusted operating income of 3% from 2021 to $192 million. We continued to execute both our product line and operational strategies to position us to deliver on our financial objectives of above market growth, profit growth twice as fast as sales and maintaining our debt leverage between 2.5 and 3.5 times EBITDA. While we did not fully meet our internal goal under the incentive plan measure of adjusted operating income (as described below), we expect to achieve our strategic financial objectives in 2023.
During 2022, the Company completed the implementation of its Power Solutions product line strategy to exit approximately $40 million of product sales over the next approximately three to four years and to consolidate the remaining approximately $30 million of product sales into another product line within the Company. In connection with the completion of this business strategy, the Company restructured its leadership team by eliminating the position of President, Electrochem and Power Solutions, held my Mr. Houghton. During the execution of this strategy, Mr. Houghton’s continued service has been headlined by exemplary performance of the business unit, significantly exceeding the Company’s expectations and by contributing to the Company’s results in 2022. Mr. Houghton’s separation arrangement is described below under the heading “Separation Arrangement for Mr. Houghton.”
Performance under the 2022 Short-Term Incentive and Long-Term Incentive Programs. Our 2022 Short- and Long-Term Incentive (“STI” and “LTI”, respectively) programs are market-competitive, performance-based incentive programs, designed to focus our NEOs on key measures of success that the executive team can impact over multiple time frames, and to align and balance decision making with the interests of stockholders for long-term and sustained growth. As measured under our 2022 STI program, the target level for Short-Term Incentive plan Adjusted Operating Income (“STI AOI”), was set at $214.0 million, which was 14.5% above the 2021 actual STI AOI. For compensation purposes, STI AOI excludes from AOI the impact of acquisitions that occurred during the period. Our 2022 STI AOI was $187.3 million, which is 87.5% of the target performance goal, resulting in an STI AOI “payout factor” of 58.33%. Bonus payouts for our NEOs were based on STI AOI, as well as functional and product performance categories. Final payouts to our NEOs ranged from 47% to 59% of target.
The 2022 LTI program for our NEOs was comprised of equity-based awards that vest over three-years, including time-based restricted stock units (“RSUs”) and two separate awards of performance stock units (“PSUs”) that vest based on (i) our year-over-year organic revenue, also referred to as organic sales, growth and (ii) our relative total stockholder return (“rTSR”) as compared to our peer group. The PSUs granted under the 2021 and 2022 LTI programs have three-year performance periods, and, as a result, vesting of these awards remains subject to future performance. The PSU awards granted in 2020 were based on rTSR and revenue and had performance periods that ended in 2022. Final rTSR for the 2020 PSUs was at the 50th percentile, resulting in a payout for rTSR awards at 91.67%. The impact of COVID-19 on the Company’s revenue during the measurement period resulted in the three-year performance finishing below threshold on the revenue metric, and as a result, there was no payout for the 2020 revenue-based PSUs. Due to the COVID-19 impact, there was no payout for the organic revenue-based PSUs that would have paid out in 2021, 2022 and 2023. These PSU awards are further described below under the heading “Long-Term Incentive Programs.”
During 2022, the Compensation Committee made special stock-based incentive awards described below under the heading “Long-Term Incentive Plan” to Messrs. Dziedzic, Garland and Khales, in support of both long-term retention efforts and as an incentive to drive long-term shareholder growth. The award for Mr. Dziedzic is performance-based, with vesting contingent on specific stock price growth (along with a minimum service period), and the awards for both Mr. Garland and Mr. Khales are time-based RSUs that require continued employment with Integer.
2023 PROXY STATEMENT | 17

COMPENSATION DISCUSSION AND ANALYSIS
Components of the 2022 Executive Compensation Program. The principal components of our executive compensation program for 2022 are summarized below.

Compensation Element	Objective	Vehicles	Key Metrics
Base Salary	To provide market competitive pay to attract and retain executives.	Fixed cash
Short-Term Incentive	To motivate and reward achievement of short-term financial and strategic objectives.	Variable cash	STI AOI, Quality measured as Product Lot Acceptance Rate ("Quality PLA Rate"), On-Time Delivery and Inventory Days on Hand; Functional Performance
Long-Term Incentive	To motivate and reward achievement of long-term performance consistent with stockholder interests and enhance retention of executives.	PSUs and RSUs	For PSUs, organic revenue growth and rTSR versus peers
Corporate Governance Best Practices. Below is a summary of best practices that the Compensation Committee has implemented with respect to the compensation of our NEOs. We believe these practices support our compensation philosophy and are in the best interests of the Company and our stockholders.

WHAT WE DO		WHAT WE DON’T DO
✓	Align NEOs to our pay-for-performance philosophy	✗	Provide automatic, annual increases in executive salaries
✓	Substantial portion of NEO pay is performance-based	✗	Provide tax gross-ups for change-in control benefits
✓	Use independent performance metrics in LTI	✗	Stock-option award repricing
✓	Consider equity usage and stockholder dilution	✗	Single trigger equity acceleration on change in control
✓	Double trigger severance agreements		where the acquiror agrees to assume the award
✓	Maintain a Clawback / Recoupment Policy	✗	Permit hedging and pledging of Company stock
✓	Stock ownership guidelines for executives and directors	✗	Reload exercised stock option grants
✓	Engage in stockholder outreach	✗	Maintain evergreen provisions in long-term incentive plans
✓	Annual assessment of compensation risks	✗	Excessive perquisites
✓	Hold an annual say-on-pay advisory vote	✗	Grant stock options with an exercise price less than fair
✓	Independent Compensation Committee consultant		value at grant
✓	Cap value of shares vesting under rTSR PSUs and cap annual cash incentive
✓	Annually review our compensation strategy
✓	CEO compensation approved by independent Board members
Say-on-Pay. At our 2022 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory basis on the compensation paid to our NEOs. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with 96.6% of votes cast (excluding abstentions and broker non-votes) voting in favor of our compensation program for our NEOs. Based on the voting results, we believe our overall executive compensation program is aligned with the interests of our stockholders. The Compensation Committee will consider the results of this year’s say‑on‑pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.
18 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our NEOs are designed to be consistent with our compensation philosophy.
We have designed our executive compensation programs to include:
•Base salary
•Annual performance-based incentives under our STI program
•Long-term equity incentives, including RSUs and PSUs
•Limited executive perquisites
•Health and welfare benefits
•Retirement savings plans
•Change-in-control agreements and severance benefits
Total target compensation opportunities are set within the competitive ranges provided by our peers (as discussed below under “Competitive Market Review”) and industry surveys for comparable positions. However, due to the performance-based nature of our program, our executives can realize more, or less, than these target amounts commensurate with the Company’s performance against pre-established short- and long-term goals, individual performance, and additional Committee considerations. The Compensation Committee believes that this design allows the Company to attract and retain executives who have developed the appropriate skill set to execute our strategic plans as we work towards attaining both our short- and long-term strategic objectives, while properly incentivizing and aligning our executive officers to our stockholders. The executive compensation program for our NEOs allows the Compensation Committee to respond to the evolving business environment, address individual performance and consider internal and external pay equity.
Compensation Committee Practices and Procedures
The Compensation Committee has direct oversight responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Company’s executive leadership team who report to the CEO, which includes all NEOs other than the CEO. The independent members of the Board maintain responsibility for determining the compensation levels and awards provided to the CEO after the Compensation Committee evaluates and reports to the Board on the CEO’s performance in light of annual compensation-related goals and objectives. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. During 2022, the Committee performed a request for proposal process, and decided to retain the incumbent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), after a thorough review of each participating consulting firm’s capability, experience and proposed fees. In 2022, FW Cook advised the Compensation Committee on the Company’s executive compensation programs and representatives of FW Cook were present for all meetings held by the Compensation Committee, except during select instances when the Compensation Committee met in executive session.
In accordance with SEC and NYSE rules regarding the independence of compensation consultants, the Compensation Committee annually considers (i) the other services the independent compensation consulting firm provides to the Company, (ii) the amount of fees paid to the independent compensation consulting firm by the Company, (iii) the independent compensation consulting firm’s policies and procedures designed to prevent conflicts of interest, (iv) any business or personal relationship the independent compensation consulting firm may have with any member of the Compensation Committee, (v) any stock of the Company owned by the independent compensation consulting firm, and (vi) any business or personal relationships the independent compensation consulting firm has with any of the NEOs. Following the annual review, the Compensation Committee concluded for purposes of 2022 that FW Cook’s work for the Compensation Committee did not raise a conflict of interest.
In 2022, the Compensation Committee evaluated a comprehensive compensation comparison report and the analysis by FW Cook. For CEO compensation, the Compensation Committee reported its conclusions to the independent members of the Board, who then approved base salary, target bonus percentage and LTI awards for Mr. Dziedzic, our President and CEO, incorporating an evaluation of his performance. The performance reviews for Mr. Dziedzic used as part of the compensation determination were based on his individual performance as well as on the Company’s performance during the prior year. Similarly, in February 2023, the independent members of the Board reviewed and approved Mr. Dziedzic’s STI award payout for 2022. For the other NEOs, the Compensation Committee gave consideration to the input and recommendations from Mr. Dziedzic regarding performance, base salary adjustments and annual STI and LTI programs and award amounts for each NEO.
2023 PROXY STATEMENT | 19

COMPENSATION DISCUSSION AND ANALYSIS
Competitive Market Review
The Compensation Committee compares Company performance and compensation programs against a peer group of companies. Prior to setting compensation for 2022, the Compensation Committee reviewed the make-up of the peer group. Cantel Medical Corp. and Wright Medical Group N.V. were removed from the peer group as they were acquired. The Committee determined that ICU Medical, Natus Medical and Orthofix Medical would be added to the peer group based on size/financial profile and business fit, for compensation decisions impacting 2022. In selecting the peer group, the Compensation Committee applied the following screening criteria and rationale:
•Public company - ensures availability of market data
•Headquartered in the United States - ensures labor market overlap
•Medical equipment and supplies industry focus - considers impact of industry practices on compensation amount and design
•Revenue proximity - revenue is a proxy for business complexity and is correlated to compensation
•Market cap - secondary size characteristic and one of the constraints on the aggregate equity award value
The companies included in the peer group for the evaluation of 2022 executive compensation are as follows:

Avanos Medical, Inc.	Integra LifeSciences Holdings Corporation	Orthofix Medical Inc.
Benchmark Electronics, Inc.	ICU Medical, Inc.	Plexus Corp.
Bruker Corporation	Masimo Corporation	STERIS plc
CONMED Corporation	Merit Medical Systems, Inc.	Teleflex Incorporated
Haemonetics Corporation	Natus Medical Incorporated	Varex Imaging Corporation
Hill-Rom *	NuVasive, Inc.	West Pharmaceutical Services, Inc.
* Hill-Rom was acquired in December 2021, and was no longer part of the compensation peer group, however their available information was included in benchmarking used for 2022 compensation decisions by the Compensation Committee.
During 2022, the Compensation Committee reviewed the make-up of the peer group in light of recent corporate transactions among the collective group, and determined that: (i) Hill-Rom Holdings, Inc. and Natus Medical, Inc. should be removed as they had been acquired; (ii) STERIS plc and West Pharmaceutical Services, Inc. should be removed as their market capitalizations are significantly in excess of the Company’s market capitalization; and (iii) Envista Holdings Corporation, Globus Medical, Inc., Methode Electronics, Inc., Nordson Corporation and OSI Systems, Inc. would be added to the peer group based on size/financial profile and business fit, for compensation decisions impacting 2023.
20 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Pay Mix
The overall mix of base salary, STI awards and LTI awards as a percent of total target direct compensation for our CEO and the average for our other NEOs as a group are illustrated below. The value of the STI is based on target performance. The value of the LTI is based on the grant date fair value of the regular annual long-term incentive award value, excluding any special awards made in 2022. In 2022, special recognition and retention awards were made to Messrs. Dziedzic, Garland and Khales. These awards are described below in the section titled “Long-Term Incentive Plan.” All other compensation has been excluded in determining these percentages.
Our pay-for-performance philosophy is reflected in the pie charts below, which depict the composition of our CEO’s and other NEOs’ target total direct 2022 compensation, and the portions that are subject to Company performance. For our CEO, 85% of target direct compensation is subject to performance (70% for our other NEOs as a group), including financial goals and stock price:
CEO and Other NEOs’ Target Pay Mix(1)
(1) The amounts shown for All Other NEOs represent their average target pay mix, and LTI Incentives for both CEO and Other NEOs exclude the grant date fair value of any special long-term incentive awards.
Base Salary
We provide our NEOs with a fixed level of cash compensation in the form of base salary to provide market competitive pay to attract and retain executives. Base salary is consistent with each NEO’s skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our NEOs, but our general practice is to target the competitive market median of our peer group for base salary. In addition to the factors listed above, actual individual base salaries may differ from the competitive market median of our peer group with consideration for various other factors including specific responsibilities, relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual.
The base salaries of our NEOs are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility.
Effective in March 2022, our NEOs received base pay increases ranging from 4% to 20%. The pay increases varied in order to align base salaries with the desired competitive market position and the Compensation Committee’s assessment of individual performance.
The annualized base salary for 2022 and 2021 for each of our NEOs was as follows:

NEO	2022	2021	Increase
Joseph W. Dziedzic	$1,200,000	$1,000,000	20.0%
Jason K. Garland	550,000	509,000	8.1
Jennifer M. Bolt	450,000	410,000	9.8
Carter Houghton	385,000	367,000	4.9
Payman Khales	450,000	421,000	6.9
2023 PROXY STATEMENT | 21

COMPENSATION DISCUSSION AND ANALYSIS
Short-Term Performance-Based Incentives
The objective of our annual STI program is to provide a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for incentive compensation above target if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal, and any amount greater than the target is considered a “stretch” goal. Accordingly, performance achievement at target would result in 100% payout of the target STI bonus amount, whereas better performance would result in a higher than target payout, up to 200%, and lower performance would result in a lower than target payout, and no payout if performance fails to reach at least a threshold level. The Compensation Committee established the 2021 STI plan in recognition of the potential for lingering effects of the pandemic on the Company. The Compensation Committee established a wider-than-typical range of achievement to payout ratios and a flatter curve for payout, making the maximum payout more difficult to achieve while reducing the threshold achievement level and corresponding payout percentage. For the 2022 STI goal setting process, the Compensation Committee, in recognition of the ongoing impact of the global pandemic and its uncertainty on predictable results, continued to maintain the same payout curve set for the 2021 year. The Compensation Committee plans to revisit this approach in future periods to determine the most appropriate threshold and maximum achievement levels for the STI plan. The threshold and maximum payouts under the 2022 STI plan can be summarized as follows:

2022 Performance % of Target	Payout % of Target
75% *	25%
85%	50%
100%	100%
120%	200%
* No payout for performance below the threshold level of 75% performance.
The STI program focuses on key measures of success that the executive team is able to impact over an annual timeframe. The metrics provide a balanced view of executive performance on the following dimensions:
•Company-wide financial results (STI AOI);
•Financial results of the product category for Product Category Presidents (“Product Category Performance”), with Product Category Performance composed of measures of product category operating profit (40% weight), Quality PLA Rate (30% weight), inventory days-on-hand (15% weight) and on-time delivery measured in terms of delivery-to-promise and delivery-to-lead-time (10% and 5% weight, respectively); and
•Function performance rating (“Function Performance Rating”) for leaders of key functions, which focuses on the function’s performance in delivering against the leader’s objectives and contributions in advancing the Company’s strategy and delivering on strategic imperatives.
Product Category Presidents are assigned a weighting of 60% of target STI on their Product Category Performance and 40% of target STI on STI AOI, which the Compensation Committee believes reflects their respective abilities to influence both product category and Company results. Functional leaders are assigned a weighting of 40% of target STI on Function Performance Rating and 60% of target STI on STI AOI, which the Compensation Committee believes reflects their responsibility to support the Company as a whole. Product Category and Functional Performance Ratings are further multiplied by the STI AOI performance factor to determine the final bonus. The Compensation Committee believes that the most appropriate measure of annual performance for the CEO is illustrated by the achievement of the Company’s key annual financial measure, given that the LTI incentive program design aligns separately to long-term value creation, and that achievement in other categories that are measured will ultimately drive achievement in STI AOI.
The global pandemic and related ongoing economic recovery continued to impact the Company’s business and results under short-term goals during 2022. Challenges faced by leadership included increased costs in labor, uncertainty among our material suppliers’ delivery availability and increases in cost of materials. In consideration of the Company’s actual results at the time of certification of 2022 STI program payouts, the Compensation Committee determined that the approach for 2022 goal setting adequately established an appropriate framework for payout under the 2022 STI program and that Company leadership appropriately managed through 2022 headwinds. The Compensation Committee ultimately determined that it would not make any discretionary adjustments to the STI program. Payout under STI AOI was $187.3 million, resulting in a payout factor of 58.33% of target.
22 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The chart below illustrates the weighting and achievement for each of the STI program components, by NEO:

	Company Performance (STI AOI)		Function Performance Rating		Product Category Performance(1)(2)			Total Payout
NEO	Weighting	% of Target Earned	Weighting	% of Target Earned(3)	Weighting		% of Target Earned(3)	% of Target Earned
Joseph W. Dziedzic	100%	58.33%						58.33%
Jason K. Garland	60%	58.33%	40%	58.33%				58.33%
Jennifer M. Bolt	40%	58.33%			60%	(4)	40.30%	47.51%
Carter Houghton	40%	58.33%			60%		56.82%	57.42%
Payman Khales	40%	58.33%			60%		55.59%	56.69%
(1)Product Category Performance incorporates measures of product category operating profit (40% weight), Quality PLA Rate (30% weight), inventory days-on-hand (15% weight) and on-time delivery measured in terms of delivery-to-promise and delivery-to-lead-time (10% and 5% weight, respectively). Targets for product category performance measures are not disclosed due to potential competitive harm, but the Compensation Committee believes that achievement of the target goals was challenging and required substantial performance.
(2)Definition and goal setting description of each of the metrics comprising Product Category Performance is provided on page 24 of this proxy statement.
(3)After multiplier of 58.33% for STI AOI applied.
(4)Ms. Bolt’s Product Category Performance was based on performance of all product categories.
STI AOI (as defined below) is the key STI metric:
•Integer must achieve the threshold STI AOI metric for any STI payments to be made; and
•STI AOI is used as a payout multiplier for all other metrics.
The Compensation Committee believes that the design of the funding and performance metrics are aligned with the Company’s strategic objective of growing revenue and profitability and is therefore directly aligned with the interests of stockholders.
The goals and results of the STI AOI component under the 2022 STI program were as follows:

	STI AOI (in millions)	2022 Performance versus Target	Payout Percentage
Performance Level	$160.5	75% (Threshold)	25%
	$181.9	85%	50%
	$214.0	100% (Target)	100%
	$256.8	120% (Maximum)	200%

Results	$187.3	87.5%	58.33%
STI AOI for purposes of the 2022 STI performance metric consists of consolidated operating income prepared in accordance with generally accepted accounting principles (“GAAP”), for the fiscal year ended December 31, 2022, adjusted for the following: to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, and (vii) unusual or infrequently occurring items. On April 6, 2022, we acquired Connemara Biomedical Holdings Teoranta, including its operating subsidiaries Aran Biomedical and Proxy Biomedical (collectively “Aran”). The calculation of 2022 STI AOI also excludes the post-acquisition results of Aran in order to level set the results for purposes of the 2022 STI performance calculation. The Compensation Committee approved the categories for adjustments at the beginning of the performance period and reviews and approves the actual performance as approved by our Audit Compensation Committee and published in our quarterly earnings press releases.
2023 PROXY STATEMENT | 23

COMPENSATION DISCUSSION AND ANALYSIS
Product category performance metrics and associated goal setting are described below:

Metric	Weighting(1)	Metric Definition	Goal Setting Description
Product Category Operating Profit	40%	Operating profit at the product category level is defined as revenue less operating expenses (i.e. direct material, labor, overhead, etc.).	Target performance is determined as part of the annual budgeting process, with threshold and maximum levels of performance set at 25% below and 20% above the target level, respectively.
Quality PLA Rate	30%	Our quality metric is based on product lot customer acceptance rates and the aging of corrective and preventative actions (CAPAs). CAPA is a core ISO13485 quality system element and also mandated by the regulations of the U.S. Food and Drug Administration, European Union and many other geographies, for the design and manufacture of medical devices.	Product lot customer acceptance rates at target are based on targeted improvement over the baseline of the prior year. Threshold level of performance is generally based on attaining 50% of target improvement and maximum level of performance is defined as approaching 100% customer acceptance. Payout is voided regardless of quality performance if any CAPAs are aged above the maximum acceptable number of days at year-end.
Inventory Days-On-Hand	15%	The average value of all materials in inventory divided by the average value of materials used in a single day.	Lean manufacturing tools (Plan for every part) allow Integer to compute the right amount of inventory per item and provide an entitlement based on the recommended minimum and maximum targets. A combination of lean manufacturing tools, continuous improvement plans, and ERP projections are used to calculate targets by site, product category, and company. Threshold is 50% of targeted improvement, and the maximum level of performance is achieving optimal inventory.
On-Time Delivery-to-Promise	10%	On-time delivery is measured as the percentage of orders shipped on time.	Targeted level of performance is based on an established percentage improvement over the prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is defined as approaching 100% on-time shipment.
On-Time Delivery-to-Quoted Lead Time	5%	On-Time to Quoted Lead Time is calculated by looking at our performance to On-time to customer request minus all orders that have “unreasonable” requested lead time.	Targeted level of performance is based on established percentage improvement over the prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is defined as approaching 100% on-time shipment.
(1) Percent of Product Category Performance measure.
Leaders of key functions are assigned Function Performance Ratings. For Mr. Garland, the finance function rating of 100% reflects the following performance against his objectives in direct support of the execution of our operational strategic imperatives:
•Continued improvement in business decision support,
•IT engagement and support of Integer’s strategy and continued cyber security maturity,
•Continued strong accounting and controllership,
•Support of acquisition integration, and
•Development of 2023 budget plans and clarity of actions and analysis required to deliver.
The payout calculations are therefore as follows:

NEO	Payout Calculation Summary
Joseph W. Dziedzic	100% x STI AOI Achievement
Jason K. Garland	(60% x STI AOI Achievement) + (40% x Function Performance Rating x STI AOI % Achievement)
Jennifer M. Bolt, Carter Houghton, Payman Khales	(40% x STI AOI Achievement) + (60% x Product Category Performance x STI AOI % Achievement)
24 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The individual target STI program bonuses for our NEOs were determined by the Compensation Committee to provide targeted total compensation at the median of our competitive market. The target and actual payouts for our NEOs for 2022 were as follows:

NEO	Salary Earned ($)	Bonus Target as % of Salary Earned (%)	Target STI ($)	% of Target Earned (%)	STI Earned ($)
Joseph W. Dziedzic	1,157,692	110	1,273,462	58.33%	742,810
Jason K. Garland	541,327	70	378,929	58.33%	221,029
Jennifer M. Bolt	441,539	60	264,923	47.51%	125,865
Carter Houghton	381,192	60	228,715	57.42%	131,328
Payman Khales	443,865	70	310,706	56.69%	176,139
Long-Term Incentive Plan
Our LTI plan is the largest component of our executive officers’ target total direct compensation. Our LTI plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board. LTI awards are a key component of our program and are designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation.
The table below presents a summary of our 2022 LTI program:

	RSUs	rTSR PSUs	Financial PSUs
Percent of Total LTI Value	33.3%	33.3%	33.3%
Vest or Performance Period	3-year ratable vesting	3-year performance period with cliff vesting	3-year performance period with cliff vesting
Performance Metric	N/A	Relative TSR versus peer group	Organic Revenue Growth
Potential Payout as a % of Target	N/A	Threshold 50% Maximum 200%	Threshold 50% Maximum 200%
LTI awards made to our NEOs in 2022 under the regular annual award cycle were comprised of RSUs (one-third of total grant value), rTSR PSUs (one-third of total grant value) and Financial PSUs (one-third of total grant value). The Compensation Committee approved (and in the case of the CEO, the independent members of the Board of Directors approved) LTI award values for each of the NEOs at its January 2022 meeting. The Compensation Committee will continue to assess appropriate metrics for our LTI program on an annual basis.
The time-based RSUs awarded under the annual compensation cycle vest one-third annually beginning on the first anniversary of the date of grant.
The rTSR PSUs are eligible to be earned and subsequently vest based on the Company’s rTSR rank versus our peer group over a three-year period as follows:

3-Year TSR Rank Versus Peer Group	Achievement Level	Vesting Amount as a % of Target
75th Percentile	Maximum	200%
55th Percentile	Target	100%
25th Percentile	Threshold	50%
For purposes of calculating TSR under the 2022 PSUs, the stock price averaging period used is the 20-trading day period overlapping the grant date, with the grant date representing the 10th trading day in that window. In calculating actual achievement under rTSR PSUs, dividends are deemed to have been reinvested on the ex-dividend date, and peer group companies whose stock permanently ceased to trade during the performance period are disregarded.
2023 PROXY STATEMENT | 25

COMPENSATION DISCUSSION AND ANALYSIS
The financial PSUs are eligible to be earned and subsequently vest based on the Company’s achievement of organic revenue growth, as measured from previous year, including each year within the three-year performance period. Following the performance period, the vesting percentage for each year, determined as a result of actual achievement versus a growth target above the previous year’s results, is averaged over the entire performance period which becomes the payout percentage of target. Threshold and maximum goals are established with payouts ranging from 50% at threshold to 200% of target at maximum achievement. There is no payout for performance below threshold. Award payments are capped at target if the three-year performance CAGR does not exceed target growth during the entire period.
Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values are reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. During 2022, the Compensation Committee (or in the case of the CEO, the independent members of the Board of Directors) approved annual LTI awards for our NEOs for the three-year period beginning in 2022 as noted in the table that follows, after considering total target award values and the CEO’s feedback on the executive leadership team:

NEO	Time-Based RSUs Grant Value ($)	Financial PSUs Grant Value ($)	rTSR PSUs Grant Value ($)	Total 2022 LTI Grant Value ($)
Joseph W. Dziedzic	1,833,333	1,833,333	1,833,334	5,500,000
Jason K. Garland	455,000	455,000	455,000	1,365,000
Jennifer M. Bolt	186,667	186,667	186,666	560,000
Carter Houghton	166,667	166,667	166,666	500,000
Payman Khales	216,667	216,667	216,666	650,000
Vesting of 2020 Performance Stock Units
PSU awards that were issued as part of our 2020 compensation program under the performance-based LTI component reached the end of their performance period on December 31, 2022. PSU awards made to our NEOs in 2020 were comprised of rTSR PSUs and Financial PSUs.
The payout factor under the rTSR PSUs was certified by the Compensation Committee at its meeting on January 20, 2023, after which the earned shares became vested. The following table illustrates the achievement and payout related to the 2020 rTSR PSUs:

NEO	LTI Program Year	rTSR Percentile Achievement	rTSR Payout Factor	rTSR Shares at Target	rTSR Shares Earned
Joseph W. Dziedzic	2020 - 2022	50th	91.67%	12,412	11,378
Jason K. Garland	2020 - 2022	50th	91.67%	2,873	2,633
Jennifer M. Bolt	2020 - 2022	50th	91.67%	1,241	1,137
Carter Houghton	2020 - 2022	50th	91.67%	1,321	1,210
Payman Khales	2020 - 2022	50th	91.67%	1,532	1,404
The Company’s actual three-year cumulative result of 2.3% organic revenue growth did not meet the 9.27% threshold goal under the 2020 Financial PSU awards, and as a result, the NEOs did not receive any payout related to these awards. The payout factor under the Financial PSU awards was certified at 0% during the Compensation Committee’s meeting on February 24, 2023.
26 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Additional Equity-Based Compensation for Mr. Dziedzic, Mr. Garland and Mr. Khales
In addition to the annual LTI program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. Such awards are typically used as a recruiting, recognition, and/or retention tool.
In March 2022, our Board approved a special award of PSUs having a grant date fair value of $4,000,000 (the “Special PSU Award”) for Mr. Dziedzic. The Board’s decision to approve the Special PSU Award was based several factors including Mr. Dziedzic’s instrumental role and leadership in the Company’s achievements over his five years as President and Chief Executive Officer, the retention considerations based on Mr. Dziedzic’s low amount of unvested equity award value, and the desire that an additional award for the Chief Executive Officer be strongly performance-based. Vesting of the Special PSU Award is contingent on achieving rigorous stock price milestones and continued employment. The Board believes the Special PSU Award will incentivize Mr. Dziedzic to continue to achieve growth at the Company and to create long-term value for the Company’s stockholders.
The actual number of PSUs that vest will be between 0% and 200% of the target number of PSUs based upon the satisfaction of both (a) a stock price performance vesting condition and (b) a two-year service-based vesting condition. Target is set at a stock price of $100 (28% above the $78.09 closing price on the date of grant) and maximum is set at $120 (54% above the grant price). For purposes of measuring goal achievement, stock price is based on the average closing price of the Company’s common stock on the New York Stock Exchange for 20 consecutive trading days. The Special PSU Award also include a mandatory one-year holding requirement on any vested PSUs.
In November 2022, the Compensation Committee approved special awards of time-based RSUs having a grant date fair value of $1,000,000 for each of Mr. Garland and Mr. Khales, in recognition of their exemplary performance and leadership during the pandemic and post-pandemic recovery period, and to help ensure that each leader remains in their respective position in support of the Company’s strategy of growth over the coming years. The Compensation Committee determined continued retention of Mr. Garland and Mr. Khales was critical for the business. Mr. Garland’s award will vest in three equal installments, beginning on the first anniversary of the grant date. Mr. Khales’ award was originally granted with the same vesting schedule, but in February 2023 the Committee changed the vesting schedule to vest fully on February 24, 2026. Both the special awards for Mr. Garland and Mr. Khales are subject to continued employment.
Separation Arrangement for Mr. Houghton
Following a successful and planned restructuring of our Power Solutions business, Mr. Houghton was separated from the Company on January 31, 2023. The restructuring action and plans were previously announced by the Company in September 2021. Mr. Houghton was instrumental in not only successfully planning with customers the discontinuation of the products to be exited, but also in orchestrating the transition of continuing products into other Company operating divisions and in coordinating the fulfillment of increased business demand for the discontinued products. In recognition of that effort, and for continuing to affect the transition of the Power Solutions business through 2022 and into 2023, Mr. Houghton was awarded a special recognition bonus of $385,000, which was earned on December 31, 2022. The severance benefit provided to Mr. Houghton as outlined in his employment offer was a payment of $385,000, equal to one-year base salary, plus $13,741 for the assumed amount of the Company’s contribution toward health insurance benefits for twelve months.
2023 PROXY STATEMENT | 27

COMPENSATION DISCUSSION AND ANALYSIS
OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
Compensation Recoupment Policy
The Company has adopted an incentive compensation recoupment, or “clawback,” policy intended to be consistent with the requirements of the Dodd-Frank Act. This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.
Stock Ownership Guidelines
In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment. For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as 75% of unvested time-based restricted stock and restricted stock units issued under our LTI programs are considered shares “owned.” Executive officers covered under the program are required to attain their individual guideline within five years of appointment to their respective positions, or within three years if promoted to that role after having been in a lower position that was also covered under the program. Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the ownership guideline.
The following table provides the guideline ownership multiple for our current NEOs. As of March 27, 2023, our NEOs (which excludes Mr. Houghton, whose employment terminated prior to this date) had met their ownership guideline.

NEO	Multiple of Base Salary
Joseph W. Dziedzic	5x
Jason K. Garland	2.5x
Jennifer M. Bolt	2.5x
Payman Khales	2.5x
Pledging and Hedging Policy
Our policy is to prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. Under the terms of our insider trading policy, we also prohibit directors, executive officers and other associates from engaging in any hedging or monetization transactions with respect to Company securities, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through establishing a short position in Company securities. We prohibit these types of hedging and monetization transactions as they allow a person to continue to own Company securities, but without the full risks and rewards of ownership.
Perquisites
In addition to the elements of compensation discussed above, we also provide senior level executives (including the NEOs) with limited other perquisites as follows:
•Executive life insurance
•Executive long-term disability insurance
•Executive physicals
•Executive relocation (No NEO received executive relocation benefits in 2022)
We provide these benefits to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. For NEOs who we ask to relocate to commence work with us, we provide benefits under our relocation program to help offset the additional costs of the relocation, including the shipment of household goods, travel, temporary housing, and other allowances, other relocation expenses, and certain tax gross-up payments. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.
Other Benefits. Our executive officers also participate in other Company benefit plans on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, and paid time off.
28 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Retirement Benefits
All of our U.S. based associates, including our NEOs, are eligible to participate in a defined contribution Company 401(k) Plan. The Company 401(k) Plan provides for the deferral of associate compensation up to the maximum IRC limit and a Company match. In 2022, this match for the Company 401(k) Plan was $0.50 per dollar, up to 6% of the associate’s eligible compensation, which includes base salary and cash bonuses, for each participant in the Company 401(k) Plan.
Effective January 1, 2021, the Company began offering the Integer Holdings Corporation Retirement Savings Restoration Plan (the “Restoration Plan”), which is intended to restore retirement benefits on substantially the same formula as the Company 401(k) Plan that were disallowed due to statutory limits. The Restoration Plan is an unfunded deferred compensation plan that is designed to allow for deferrals that are in addition to those available to eligible officers under the Company’s 401(k) plan. Participation in the Restoration Plan is limited to executives employed in the United States at a level of vice president and above who are selected for participation in the Restoration Plan by the Compensation Committee.
Change in Control Agreements and Severance Benefits
We maintain change in control agreements for a very limited number of key executives, including our NEOs, other than Mr. Dziedzic (whose change in control severance benefits are contained in his employment agreement described below), in an effort to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result following a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.
For more information on severance benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this proxy statement.
Employment Agreements
In general, we do not offer employment agreements to our associates other than offer letters that specify the level of compensation and provide for severance benefits in the event of termination of employment under specified circumstances. None of our NEOs, other than Mr. Dziedzic, our President and CEO, have an employment agreement other than their offer letter.
The Company entered into an employment agreement with Mr. Dziedzic on July 16, 2017. The employment agreement has an initial term that expired on July 16, 2020, subject to automatic one-year renewal periods. Accordingly, Mr. Dziedzic’s employment agreement has renewed automatically for additional one-year periods on the anniversary date in each year subsequent to the expiration of the initial term. In addition to the perquisites discussed in this section, Mr. Dziedzic’s employment agreement includes the following terms:
•A base salary, subject to annual review.
•Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers.
•In the event of death or permanent disability: a lump sum payment equal to his annual base salary and the amount of the Company’s contribution toward his health and medical benefits for a 12-month period; and the immediate vesting of all time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics.
•In the event of termination without cause or with good reason, other than in connection with a change in control ("CIC"): a lump sum payment equal to 2x base salary; and the immediate vesting of all time-based equity awards and the continuation of a prorated number of performance awards, subject to achievement of the performance metrics.
•In the event of termination without cause or with good reason in connection with a CIC:
i.A lump sum payment equal to 200% of the sum of (A) his annual base salary, plus (B) the greater of (x) the current year annual cash incentive award at target level, or (y) the average cash bonus for the three fiscal years preceding the fiscal year in which the CIC occurs;
ii.If, in the calendar year immediately preceding the date of termination, Mr. Dziedzic relocates his primary residence at the request of the Company, then the Company shall reimburse Mr. Dziedzic for any relocation expenses actually incurred in the 12 months immediately following the date of termination, to the extent such expenses do not exceed the initial relocation costs;
iii.A lump sum payment equal to two times the Company’s total contributions to the Company's retirement plans or any other similar plans in effect at the time, for the year preceding the termination;
2023 PROXY STATEMENT | 29

COMPENSATION DISCUSSION AND ANALYSIS
iv.A lump sum payment equal to the product of (A) 110% of the monthly premium for medical and prescription drug coverage for the most recent complete month of medical and prescription drug coverage for Mr. Dziedzic, his spouse and his eligible dependents who were covered under the Company’s medical and prescription drug plans immediately prior to date of termination, times (B) 24;
v.Up to $25,000 for outplacement services;
vi.All outstanding equity awards vest and become exercisable, except as otherwise provided under each applicable award agreement;
vii.A lump sum payment equal to the total value of the prior year’s long-term incentive plan award if the long-term incentive plan award for the year that includes the date of termination has not yet been awarded; and
viii.A lump sum bonus payment, prorated based on length of service for the year of termination, and based on the prior year’s actual bonus payout.
•A post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement.
See “Potential Payments Upon Termination of Employment or Change in Control” in this proxy statement for further information.
Compensation Risk Analysis
The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for NEOs and senior executives of the Company. However, for the vast majority of our employee compensation plans and programs, the Company uses a combination of fixed and variable and short- and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. Following the completion of an annual risk assessment, the Company concluded, and the Committee concurred that risks arising from its employee compensation policies, plans or practices are not reasonably likely to have a material adverse effect on the Company.
Compensation and Organization Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion, recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.
Respectively submitted by the Compensation and Organization Committee,
James F. Hinrichs (Chair)
Sheila Antrum
Cheryl C. Capps
Jean Hobby
Tyrone Jeffers
Donald J. Spence
William B. Summers, Jr.
30 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
2022 Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the NEOs for fiscal years 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph W. Dziedzic	2022	1,157,692	-	9,499,913	742,810	94,822	11,495,237
President and Chief Executive Officer	2021	994,712	-	4,999,987	854,994	72,382	6,922,075
	2020	1,000,250	-	3,999,827	880,220	43,487	5,923,784
Jason K. Garland	2022	541,327	-	2,364,986	221,029	33,207	3,160,549
Executive Vice President and Chief Financial Officer	2021	504,981	-	1,089,930	256,485	30,819	1,882,215
	2020	498,846	-	925,889	259,400	18,512	1,702,647
Jennifer M. Bolt	2022	441,539	-	559,924	125,865	31,224	1,158,552
Executive Vice President, Global Operations and ESG	2021	407,885	-	714,916	180,391	27,563	1,330,755
	2020	402,885	-	399,927	186,036	26,911	1,015,759
Carter Houghton(5)	2022	381,192	385,000	499,980	131,328	21,069	1,418,569
President, Electrochem and Power Solutions

Payman Khales	2022	443,865	-	1,649,924	176,139	32,919	2,302,847
President, Cardio & Vascular	2021	418,673	-	739,986	193,190	33,298	1,385,147
	2020	410,769	-	493,870	204,563	26,057	1,135,259
(1)Amounts shown for 2022 represent prorated salaries paid during 2022 considering the March 21, 2022 effective date of increases for all NEOs, as described in the CD&A under “Base Salary.” During 2020, due to the anomalies of the calendar, Integer had 27 bi-weekly pay periods.
(2)Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. The valuation of RSUs and PSUs are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 21, 2023. Grant date fair value reflected in the Stock Awards column is, for RSUs, based on the grant date fair value of the underlying shares and, for PSUs, based on the grant date fair value of the underlying shares and the probable outcome of performance-based vesting conditions. Assuming we meet or exceed maximum performance levels for each of the performance metrics for the 2022 PSUs, in which case all PSUs granted will convert into a number of shares of common stock equal to twice the number of PSUs granted, Messrs. Dziedzic and Garland, Ms. Bolt, and Messrs. Houghton and Khales would receive shares of common stock worth $12,670,675, $1,741,480, $714,331, $637,920 and $829,185, respectively, based on the grant date closing price of our common stock of $79.76 for grants awarded on January 21, 2022, and $78.09 for the special award to Mr. Dziedzic on March 11, 2022.
(3)Amounts for 2022 reflect the amount earned under the 2022 STI program, which were paid in March 2023.
(4)Amounts for 2022 are itemized in the table below.

Name	401(k) Matching Contribution ($)	Restoration Plan Contributions ($)	Term Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Perquisites ($)*	Total ($)
Joseph W. Dziedzic	9,150	51,231	8,035	25,406	1,000	94,822
Jason K. Garland	9,150	14,784	1,712	3,081	4,480	33,207
Jennifer M. Bolt	9,150	9,508	2,466	6,484	3,616	31,224
Carter Houghton	9,150	—	2,380	5,235	4,304	21,069
Payman Khales	9,150	9,962	2,260	6,893	4,654	32,919
* These amounts include perquisites consisting of executive physicals and health savings account contributions, each valued at less than $10,000 per NEO in aggregate.
(5)Mr. Houghton was not a NEO for 2021 and 2020, and therefore, his compensation is not reported for those years.
2023 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION
2022 Grants of Plan-Based Awards
The following table summarizes the grants of plan-based awards to each of the NEOs during 2022.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock Awards ($)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Dziedzic		318,365	1,273,462	2,546,924				-	-
	01/21/22(3)(8)							22,985	1,833,284
	01/21/22(4)(8)				10,500	21,001	42,002	-	1,833,387
	01/21/22(5)(8)				11,492	22,985	45,970	-	1,833,284
	03/11/22(6)(8)				-	36,202	72,404	-	3,999,959
Jason K. Garland		94,732	378,929	757,858				-	-
	01/21/22(3)(8)							5,704	454,951
	01/21/22(4)(8)				2,606	5,213	10,426	-	455,095
	01/21/22(5)(8)				2,852	5,704	11,408	-	454,951
	11/02/22(7)(8)							16,077	999,989
Jennifer M. Bolt		66,230	264,923	529,846				-	-
	01/21/22(3)(8)							2,340	186,638
	01/21/22(4)(8)				1,069	2,138	4,276	-	186,647
	01/21/22(5)(8)				1,170	2,340	4,680	-	186,638
Carter Houghton		57,178	228,715	457,430	-	-	-	-	-
	01/22/21(3)(8)				-	-	-	2,089	166,619
	01/22/21(4)(8)				955	1,910	3,820	-	166,743
	01/22/21(5)(8)				1,044	2,089	4,178	-	166,619
Payman Khales		77,676	310,706	621,412				-	-
	01/21/22(3)(8)							2,716	216,628
	01/21/22(4)(8)				1,241	2,482	4,964	-	216,679
	01/21/22(5)(8)				1,358	2,716	5,432	-	216,628
	11/02/22(7)(8)							16,077	999,989
(1)Amounts represent potential cash awards under our 2022 STI program. Awards range from 25% to 200% of the target amount depending on the actual performance metric achieved. According to the program design, no amount is awarded if performance does not meet threshold goal – see “Annual Performance-Based Incentives” section of the CD&A for discussion of the 2022 STI program, and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts awarded for 2022 performance.
(2)The valuation of RSUs is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 21, 2023.
(3)Time-based RSUs granted under the 2022 LTI program.
(4)rTSR PSU awards granted under the 2022 LTI program. The rTSR PSUs vest if the Company achieves certain three-year performance targets.
(5)Financial PSU awards granted under the 2022 LTI program. The Financial PSUs vest if the Company achieves certain three-year performance targets.
(6)Special PSU incentive award for Mr. Dziedzic, which vests only on the achievement of specific stock price growth.
(7)Special time-based incentive awards for Messrs. Garland and Khales.
(8)For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
32 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth the outstanding equity awards for each of the NEOs as of December 31, 2022.

	Option Awards			Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Joseph W. Dziedzic	14,530	25.25	02/28/23	14,042	(3)	961,315	39,162	(7)	2,681,031
	1,722	40.86	01/03/24	22,985	(4)	1,573,553	43,986	(8)	3,011,282
	2,877	45.39	01/04/25	11,378	(5)	778,938	36,202	(9)	2,478,389
	2,883	48.43	01/04/26
	888	29.55	01/03/27
	67,613	43.70	07/17/27
Jason K. Garland				3,061	(3)	209,556	8,537	(7)	584,443
				5,704	(4)	390,496	10,917	(8)	747,378
				2,633	(5)	180,255
				16,077	(6)	1,100,631
Jennifer M. Bolt	1,896	48.43	01/04/26	2,008	(3)	137,468	5,600	(7)	383,376
				2,340	(4)	160,196	4,478	(8)	306,564
				1,137	(5)	77,839
Carter Houghton				1,278	(3)	87,492	3,564	(7)	243,991
				2,089	(4)	143,013	3,999	(8)	273,772
				1,210	(5)	82,837
Payman Khales				2,078	(3)	142,260	5,796	(7)	396,794
				2,716	(4)	185,937	5,198	(8)	355,855
				1,404	(5)	96,118
				16,077	(6)	1,100,631
(1)The table does not include Financial PSUs granted on January 31, 2020 under the 2020 LTI program with a performance period from 2020 - 2022. These awards were outstanding at December 31, 2022 but paid out at zero as determined by the Compensation Committee in 2023. For more information regarding these awards, please see the “Vesting of 2020 Performance Stock Units” section of the CD&A.
(2)Based on a stock price of $68.46, which was the closing price of our common stock on NYSE on December 31, 2022.
(3)Time-based RSUs vesting in equal installments on January 22, 2023 and January 22, 2024.
(4)Time-based RSUs vesting in equal installments on January 21, 2023, January 21, 2024, and January 21, 2025.
(5)Represents earned but unvested rTSR PSUs granted on January 31, 2020 under the 2020 LTI program with a performance period from 2020 - 2022. rTSR PSU share amounts were determined by the Compensation Committee and vested on January 20, 2023. For more information regarding these awards, please see the “Vesting of 2020 Performance Stock Units” section of the CD&A.
(6)Time-based RSUs vesting in equal installments on November 2, 2023, November 2, 2024, and November 2, 2025.
(7)rTSR PSUs issued on January 22, 2021 under the 2021 LTI program, shown at target achievement. Actual awards earned ranging from 0% to 200% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2024 that achievement of the performance metrics are certified by the Compensation Committee.
(8)Financial and rTSR PSUs issued on January 21, 2022 under the 2022 LTI program, shown at target achievement. Actual awards earned ranging from 0% to 200% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2025 that achievement of the performance metrics are certified by the Compensation Committee. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
2023 PROXY STATEMENT | 33

EXECUTIVE COMPENSATION
(9)Special incentive award granted to Mr. Dziedzic on March 11, 2023, which vests only on the achievement of specific stock price growth. For more information regarding these awards, please see the “Additional Equity-Based Compensation for Mr. Dziedzic, Mr. Garland and Mr. Khales” section of the CD&A.
Stock Vested in 2022
The following table shows information regarding the vesting during 2022 of RSUs previously granted to the NEOs. No options were exercised by any NEO during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joseph W. Dziedzic	12,226	916,318
Jason K. Garland	2,735	204,527
Jennifer M. Bolt	1,741	133,576
Carter Houghton	4,361	316,883
Payman Khales	1,682	126,890
(1)Based on the closing price of our common stock on NYSE on the date the stock award vested.
Equity Compensation Plan Information
The following table provides information regarding the Company’s equity compensation plans as of December 31, 2022.

Plan Category (As of December 31, 2022)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )
Equity compensation plans approved by security holders	796,457	$38.51	1,311,629
Equity compensation plans not approved by security holders	-	-	-
Total	796,457	$38.51	1,311,629
(1)Consists of shares of common stock underlying stock options issued under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan, and the 2021 Omnibus Incentive Plan. Also includes 555,835 shares of common stock underlying RSUs that were granted under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, the 2016 Stock Incentive Plan, and the 2021 Omnibus Incentive Plan, which are not included in the exercise price reported in column b. The 2005 Stock Incentive Plan, 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan have expired and no further awards can be granted under these plans; however, securities may be still be issued under these plans to the extent there are any outstanding options, warrants or rights that were issued under these plans before expiration. Upon approval by stockholders at our 2021 Annual Meeting of Stockholders, the 2016 Stock Incentive Plan was replaced by the 2021 Omnibus Incentive Plan, at which time we ceased granting new awards under the 2016 Stock Incentive Plan. No further awards can be granted under the 2016 Stock Incentive Plan.
34 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
2022 Nonqualified Deferred Compensation Benefits
In 2021, we began offering a market-competitive nonqualified savings restoration program for the Company’s officers, including our NEOs, intended to create equitable contributions to our retirement savings programs that otherwise are capped by limits on deferrals. The following table sets forth the NEOs who participated in the program, their contributions, Company contributions, aggregate earnings on that value during 2022 (none of which were above market or otherwise preferential), and the year-end value of these programs.

Name	Executive Contributions in 2022 ($)(1)	Registrant Contributions in 2022 ($)(2)	Aggregate Earnings in 2022 ($)	Aggregate Withdrawals / Distributions in 2022 ($)	Aggregate Balance as of December 31, 2022 ($)
Joseph W. Dziedzic	102,461	51,231	(20,125)	—	212,345
Jason K. Garland	70,459	14,784	(14,090)	—	138,167
Jennifer M. Bolt	19,016	9,508	(4,828)	—	51,825
Payman Khales	19,923	9,962	(5,418)	—	55,422
(1)Executive contributions are included in the “Salary” column of the Summary Compensation Table, above.
(2)Company contributions are reported in the “All Other Compensation” column of the Summary Compensation Table, above.
Potential Payments Upon Termination of Employment or Change in Control
The following tables and accompanying narrative disclosures summarize the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control (as defined in the applicable document). Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans are not included below. Defined terms such as “cause” and “good reason” used in this section are described under “Defined Terms Used in this Section” below.
Upon the death or permanent disability of an associate, all outstanding stock option awards and time-based RSUs immediately vest and all outstanding PSUs immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan from which they were awarded.
Other than for Mr. Dziedzic, in the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding and any PSUs awarded less than one year prior to the date of termination will automatically be forfeited. All unvested time-based awards are forfeited. In the event that Mr. Dziedzic’s employment is terminated by the Company without cause or Mr. Dziedzic resigns his employment with good reason, a pro-rata portion of all PSUs will remain outstanding. The PSUs that remain outstanding will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards will immediately vest.
The following table presents the benefits that would have been received by Mr. Dziedzic under his employment agreement in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2022.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	1,200,000	-	8,227,181	16,100	9,443,281
Termination Without Cause	-	2,400,000	5,213,503	-	7,613,503
Termination With Good Reason	-	2,400,000	5,213,503	-	7,613,503
(1)    Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement, excluding the special award granted in March 2022 which would not have achieved the threshold target stock price required for vesting. Termination without cause and termination with good reason calculations include the value of all unvested time-based awards and the value of a pro-rated portion of performance-based awards at target achievement, excluding the special award granted in March 2022 which would not have achieved the threshold target stock price required for vesting.
(2)    Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.
2023 PROXY STATEMENT | 35

EXECUTIVE COMPENSATION
The following table presents the benefits that would have been received by Mr. Garland under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2022.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	3,032,504	-	3,032,504
Termination Without Cause	-	550,000	377,886	15,500	943,386
(1)Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2021 PSUs at target achievement level.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Ms. Bolt in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2022.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	987,604	-	987,604
Termination Without Cause	-	450,000	247,881	15,500	713,381
(1)Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2021 PSUs at target achievement level.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
The following table presents the benefits that would have been received by Mr. Houghton under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2022.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	748,268	-	748,268
Termination Without Cause	-	385,000	157,759	13,700	556,459
(1)Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2021 PSUs at target achievement level.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
36 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
The following table presents the benefits that would have been received by Mr. Khales under his employment offer letter in the event of a hypothetical termination, other than in connection with a change in control, as of December 31, 2022.

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Death and Permanent Disability	-	-	2,181,478	-	2,181,478
Termination Without Cause	-	450,000	256,557	15,500	722,057
(1)Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022. Termination due to death or permanent disability includes the value of all unvested time-based awards and the value of performance-based awards at target achievement. Termination without cause calculations include the value of a pro-rated portion of the 2021 PSUs at target achievement level.
(2)Payment equal to the assumed amount of the Company’s contributions toward medical insurance benefits for 12 months.
As discussed under “Other Features of Our Executive Compensation Program,” we have entered into change in control agreements with our NEOs, other than Mr. Dziedzic. The change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide severance benefits if there is both a change in control of the Company and qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain severance payments and benefits. The most significant components of these severance benefits are as follows:
•two times annual base salary;
•two times the greater of (i) average cash bonus for the three-year period prior to the year of the change in control or (ii) current year annual cash incentive award at the target level;
•two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;
•$25,000 for outplacement services;
•a lump sum cash payment equal to the product of (i) 110% of the monthly premium for medical and prescription drug coverage for the most recent complete month of medical and prescription drug coverage for the executive, his or her spouse and his or her eligible dependents who were covered under the Company’s medical and prescription drug plans immediately prior to date of termination, times (ii) 24;
•immediate vesting of all time-based equity awards and performance-based equity awards, except as otherwise provided in the applicable award agreement; and
•reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request in the calendar year prior to the change in control. Expenses reimbursed are capped at the cost of relocating the associate to the original place of his or her residence.
Our change in control agreements provide executives with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and include a 24 month post-employment non-compete covenant.
For a discussion of what Mr. Dziedzic would be eligible to receive upon the occurrence of a change in control under the terms of his employment agreement, please see the discussion under the “Employment Agreements” section of the CD&A.
In the event of a change in control as of December 31, 2022, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards, time-based RSUs and Financial PSUs granted will immediately vest, but only the portion of unvested rTSR PSUs that otherwise would have vested based on performance through the date of the change-in-control will immediately vest. While our equity award plans provide for single trigger vesting with respect to awards made prior to January 1, 2020, our change in control agreements with our NEOs and Mr. Dziedzic’s employment agreement require both a change in control and a qualifying termination of employment to receive the severance cash payments and other benefits provided under those agreements.
2023 PROXY STATEMENT | 37

EXECUTIVE COMPENSATION
As described in previous year proxy filings, the Company has eliminated single trigger vesting upon a change in control with respect to incentive awards made on or after January 1, 2020. The Company also made corresponding revisions to its RSU and PSU award agreements for awards to be made on or after January 1, 2020. The revised award agreements provide that, if an associate is provided a qualifying replacement award in connection with a change in control, then he or she will not automatically vest in any outstanding RSUs or PSUs upon the occurrence of the change in control. In the case of any unvested RSUs that vest based solely on the associate remaining employed by the Company through one or more dates, the associate will generally vest in the qualifying replacement award at the same time he or she otherwise would have vested in the RSU. In the case of any unvested PSU that vests based on the achievement of performance goals, the number of PSUs that would be earned based on achievement of the performance goals as of the date of the change in control will be converted to RSUs that generally vest based solely on the associate’s continued employment through the end of original performance period. If, during the 24-month period following the change in control, an associate is terminated without cause or resigns for good reason, the associate will vest in any qualifying replacement award. A qualifying replacement award means an RSU award covering equity securities of the Company, the surviving company to the change in control, or the ultimate parent of the surviving company to the change in control that are readily tradeable on a major national securities exchange, and the terms of which are at least as favorable to the associate as the award being replaced.
Based upon the hypothetical termination date of December 31, 2022, following a change in control and assuming a termination without cause or resignation by an NEO with good reason, the benefits for our NEOs would be as follows:

Name	Salary & Bonus ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)	OutplacementServices ($)	1x Prior Year Annual Incentive ($)	Total ($)
Joseph W. Dziedzic	5,040,000	8,227,181	152,100	25,000	854,994	14,299,275
Jason K. Garland	1,870,000	3,032,504	79,200	25,000	-	5,006,704
Jennifer M. Bolt	1,440,000	987,604	68,600	25,000	-	2,521,204
Carter Houghton	1,232,000	748,268	49,000	25,000	-	2,054,268
Payman Khales	1,530,000	2,181,478	69,500	25,000	-	3,805,978
(1)Based upon the closing price of our common stock on NYSE of $68.46 on December 31, 2022.
Defined Terms Used in this Section
The descriptions of potential payments upon termination or change in control set forth above utilize certain terms that are defined in the employment agreement with Mr. Dziedzic, in our equity award agreements and in our incentive compensation plans. Set forth below is a summary of the defined terms referred to in this section.
“Cause” means a material breach by the NEO of the change in control agreement, gross negligence or willful misconduct in the performance of the NEO’s duties, dishonesty to the Company or the commission of a felony that results in a conviction or nolo contender plea in a court of law.
“Good Reason” means (1) a material diminution in the NEO’s base compensation; (2) a material diminution in the NEO’s authority, duties or responsibilities; (3) a material diminution in the authority, duties or responsibilities of the supervisor to whom the NEO is required to report; (4) a material diminution in the budget over which the NEO retains authority; (5) a material change in the geographic location at which the NEO must perform services; and (6) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.
38 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO Pay Ratio
SEC rules require disclosure of (i) the median of the annual total compensation of all employees of the Company, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of annual total compensation for the CEO to the annual total compensation for the median employee of the Company. Because the SEC rules do not mandate a required approach for determining the median employee, the Company employed the following methodology:
•Used 2022 taxable compensation as of December 31, 2022, or as of the last payroll cycle of the fiscal year within each respective country that we operate. In some of the countries in which we operate this date varied slightly based on local payroll schedules, but not materially.
•Used the consistently applied compensation measure to determine the median employee taxable compensation, W-2, box 1 amounts in the United States, and closest available equivalent measure of taxable compensation outside the United States.
•We included employees in all countries where we are present, which totaled 4,302 U.S. employees and 5,608 non-U.S. employees.
•To express the earnings of employees outside the United States in U.S. dollars, we used foreign exchange rates as of December 31, 2022, as published by the United States Treasury.
•We did not annualize the pay of employees who were not employed by us for the entire fiscal year.
As calculated using the methodology required for preparation of the Summary Compensation Table, the annual total compensation of Mr. Dziedzic was $11,495,237 and the annual total compensation of the median employee was $33,898, resulting in a ratio of 339 to 1.
The Company’s pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S–K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.
Pay Versus Performance
We are providing the following information pursuant to Item 402(v) of Regulation S-K. For detail on the Company’s executive compensation programs, see the CD&A section beginning on page 17.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) ($)	Organic Revenue Growth Percentage (%)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	11,495,237	9,908,982	2,010,130	1,937,603	85.12	117.10	66,377	6.5%
2021	6,922,075	5,987,158	1,456,322	1,337,867	106.42	145.84	96,808	13.2%
2020	5,923,784	2,235,111	1,234,497	873,597	100.95	122.64	77,258	(15.2)%
(1)Our PEO for 2022, 2021 and 2020 was Joseph W. Dziedzic. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dziedzic for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”).
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (“CAP”) to the PEO computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP:
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EXECUTIVE COMPENSATION

PEO SCT TOTAL TO CAP RECONCILIATION
Year	Reported Summary Compensation Table Total for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)(i)	Plus: Equity Award Adjustments ($)(ii)	Compensation Actually Paid to PEO ($)
2022	11,495,237	9,499,913	7,913,658	9,908,982
2021	6,922,075	4,999,987	4,065,070	5,987,158
2020	5,923,784	3,999,827	311,154	2,235,111
(i)The amounts included in this column are the amounts reported in the “Stock Awards” column of the SCT for each applicable year.
(ii)The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the equity award adjustments for the PEO are provided in the table below.

	Equity Award Adjustments
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Year over Year Change in Fair Value of Awards Forfeited in the Year ($)	Total Equity Award Adjustments ($)
2022	9,186,691	(1,142,928)	—	(130,105)	—	7,913,658
2021	5,445,154	(749,219)	—	(17,090)	(613,775)	4,065,070
2020	2,464,848	(684,423)	422,432	31,218	(1,922,921)	311,154
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the SCT in each applicable year. Our Non-PEO NEOs for 2022 were Jason K. Garland, Jennifer M. Bolt, Carter Houghton and Payman Khales, and for 2021 and 2020 were Jason K. Garland, Joel Becker, Jennifer M. Bolt and Payman Khales.
(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid:

AVERAGE NON-PEO SCT TOTAL TO CAP RECONCILIATION
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Minus: Average Reported Summary Compensation Table Value of Equity Awards for Non-PEO NEOs ($)(i)	Plus: Equity Award Adjustments ($)(ii)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,010,130	1,268,704	1,196,177	1,937,603
2021	1,456,322	783,699	665,244	1,337,867
2020	1,234,497	578,389	217,489	873,597
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EXECUTIVE COMPENSATION
(i)The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments are provided in the table below.

	Equity Award Adjustments
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Year over Year Change in Fair Value of Awards Forfeited in the Year ($)	Total Equity Award Adjustments ($)
2022	1,395,706	(169,918)	—	(29,611)	—	1,196,177
2021	853,474	(107,547)	—	12,013	(92,696)	665,244
2020	356,455	(99,293)	61,055	(16,212)	(84,516)	217,489
(5)The Company utilized the iShares US Medical Devices EFT as its Peer Group. This is consistent with the index shown in our annual report which displays a five-year Total Shareholder Return from December 29, 2017 through December 31, 2022 of $151.13 for Integer and $182.32 for the iShares US Medical Devices EFT. The cumulative TSR depicts a hypothetical $100 investment in Integer common stock on December 31, 2019, and shows the value of that investment over time for each calendar year. A hypothetical $100 investment in the Peer Group using the same methodology is shown for comparison.
Description of Relationship Between Pay and Performance
The tables above and described relationships following this section contain the required disclosures under the Dodd Frank Act. Reference to this information should take into consideration the following significant factors:
•Target pay decisions are typically made toward the beginning of each calendar year with consideration for the Company’s previous year’s performance, and the design of our compensation platforms is intended to reward performance actually achieved.
•For the year 2020, the prescribed calculation of CAP, for both the PEO and Average Non-PEO NEO, reflects the substantial negative impact of pandemic-related business disruption on multiple years of PSU awards, including: the forfeiture of the three-year revenue PSUs granted in 2018, the expected forfeiture of the 2019 revenue PSUs and the reduced forecast for payout of the 2020 revenue PSUs.
•For the year 2021, the prescribed calculation of CAP, for both the PEO and Average Non-PEO NEO, reflects the forfeiture of the rTSR PSUs granted in 2019 and the expected forfeiture of the 2020 revenue PSUs.
•For the year 2022, the prescribed calculation of CAP for the PEO includes the year-end fair value of a one-time special award granted in that year, which will only be realized if and when the Company’s stock price reaches certain targets. This special award was granted as a means to retain Mr. Dziedzic, provide a compelling upside opportunity beyond the Company’s regular executive compensation program, and recognize Mr. Dziedzic’s instrumental role and leadership in the Company’s achievements during his term of service. The prescribed calculation of CAP for the Average Non-PEO NEO includes special awards made to Messrs. Garland and Khales as a means to retain them and provide a compelling upside opportunity beyond the Company’s regular executive compensation program, and recognize their instrumental roles and exemplary leadership.
For a detailed description of our executive compensation program designs, please see the CD&A.
Relationship Between Pay and Company-Selected Performance Measure
The following describes the relationship between NEO CAP and organic revenue growth percentage (Integer’s company selected measure) for the company. This metric is used in our PSU awards.
•Generally, as our organic revenue growth performance exceeds or is projected to exceed target performance, CAP will increase (holding share price constant), and when organic revenue growth is less than or is projected to be less than target performance, CAP will decrease (holding share price constant).
•For the year 2020, the decline in organic revenue resulted in the forfeiture of the three-year revenue PSUs granted in 2018, the expected forfeiture of the 2019 revenue PSUs and the reduced forecast for payout of the 2020 revenue PSUs, contributing to a significantly lower level of CAP than had the performance expected at the start of the year been achieved.
•For the year 2021, although organic revenue growth improved, the growth did not recover enough from the prior year’s decline to prevent a revised forecast of forfeiture for the 2020 revenue PSUs, which previously were forecasted to have a partial payout, contributing to a lower level of CAP than had the performance expected at the start of the year been achieved.
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EXECUTIVE COMPENSATION
•For the year 2022, organic revenue growth performance did not recover enough to result in any payout of the 2020 revenue PSUs, and they were ultimately forfeited.
•The Company did not grant Revenue PSUs in 2021 but resumed granting revenue PSUs in 2022.
Relationship Between Pay and Net Income
The following describes the relationship between NEO CAP and net income for the company. Net Income is not a metric in our incentive plans, however, a closely correlated measure, STI AOI, was used to fund our short-term incentive plan in 2020, 2021 and 2022. The Company sets its target achievement level based on a realistic but challenging goal, intended to drive shareholder value growth.
•For the year 2020, STI AOI was less than target. Therefore, the Committee used their discretion to assign an 80.0% payout factor contributing to a lower level of CAP than had target performance been achieved.
•For the year 2021, STI AOI was less than target. Therefore, the Committee applied the plan formula to assign a 78.1% payout factor contributing to a lower level of CAP than had target performance been achieved.
•For the year 2022, STI AOI was less than target. Therefore, the Committee applied the plan formula to assign a 58.3% payout factor contributing to a lower level of CAP than had target performance been achieved.
Relationship Between Pay and Company TSR
The following describes the relationship between NEO CAP and TSR for the Company.
•For the year 2020, stock price increased during the year from $80.43 to $81.19. This generally increased the value of prior years’ grant contributing to higher CAP than had stock price remained flat. However, the year-end stock price was less than the stock price on the date of the annual grant, $85.40, resulting in less than the grant date fair value being included in CAP for the current year’s grants.
•For the year 2021, stock price increased during the year from $81.19 to $85.59. This generally increased the value of prior years’ grant contributing to higher CAP than had the stock price remained flat. Additionally, the year-end stock price was higher than the stock price on the date of the annual grant, $79.05, resulting in more than the grant date fair value being included in CAP for the current year’s grants.
•For the year 2022, stock price decreased during the year from $85.59 to $68.46. This generally decreased the value of prior years’ grant contributing to lower CAP than had the stock price remained flat. Additionally, the year-end stock price was less than the stock price on the date of the annual grant, $79.76, resulting in less than the grant date fair value being included in CAP for the current year’s grants.
Additionally, the following components of our executive compensation program provide a further connection between TSR and CAP.
•One-third of our regular annual long-term incentive award for each of our NEOs is based on our relative TSR performance versus the peer group used for executive compensation benchmarking purposes, as listed in the Competitive Market Review section of the CD&A. In order to vest at target our three-year TSR performance must be at the 55th percentile of this peer group. The Compensation Actually Paid reflects the year-end valuation, based on expected payout, for awards unvested at year-end, and the actual value at payout when awards vest.
•The special award granted to our CEO in March 2022 requires that our stock price increases 28% for target payout, and 54% for maximum payout over the closing stock price on the date of grant, in addition to the two-year service-based vesting condition.
Most Important Performance Measures
The seven items listed below represent the most important performance metrics under Integer’s executive compensation and incentive programs, as further described in the sections titled “Annual Performance-Based Incentives" and and “Long-Term Incentive Plan” of the CD&A.

Organic Revenue Growth*
Relative TSR*
STI AOI*
Quality PLA Rate
Inventory Days-On-Hand
On-Time Delivery-to-Promise
On-Time Delivery-to-Quoted Lead Time
* Indicates a financial performance metric.
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CORPORATE GOVERNANCE AND BOARD MATTERS
CORPORATE GOVERNANCE AND BOARD MATTERS
The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards. The Company provides all of its associates with a copy of the Company’s Code of Conduct and requires all associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to its policies and procedures. The Company's directors must also annually certify that they have read and agree to comply with the Code of Conduct.
The Company also maintains a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the CEO, Chief Financial Officer, Treasurer, Corporate Controller and all other senior financial officers performing similar functions who have been identified by the CEO. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters. Our Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers that requires disclosure under applicable SEC rules.
Copies of the Guidelines, the Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers also may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
Leadership Structure of the Board
The positions of Chair of the Board and CEO have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chair of the Board organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chair of the Board, among other things, creates and maintains an effective working relationship with the CEO and other members of management and with the other members of the Board, provides the CEO ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his or her responsibilities, the Chair of the Board preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chair of the Board include:
•Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;
•Establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO;
•Advising committee chairs, in consultation with the CEO, on meeting schedules, agendas and information needs for the Board committees;
•Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;
•Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;
•Leading the Board review of the succession plan for the CEO and other key members of senior management;
•Coordinating the annual performance review of the CEO and other key senior managers;
•Consulting with committee chairs about the retention of advisors and experts;
•Acting as the principal liaison between the independent directors and the CEO on sensitive issues;
•Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;
•Working with management on effective communication with stockholders;
•Encouraging active participation by each member of the Board; and
•Performing such other duties and services as the Board may require.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Board Independence
The Board has determined that each of our directors, other than Mr. Dziedzic, who is the Company’s President and CEO, is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
Following the review described above, the Board affirmatively determined that except for Mr. Dziedzic, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Dziedzic, are independent.
Enterprise Risk Management
The Company has an enterprise risk management program implemented, including with respect to cybersecurity, by members of the Company’s senior management. Enterprise risks are identified and prioritized by management. The enterprise risk management program as a whole is subject to oversight and annual review by the Board.
It is the responsibility of the Corporate Governance and Nominating Committee to ensure that enterprise risk management is periodically reviewed with the Board and that risk management and assessment is reviewed with management. It is the responsibility of the Audit Committee to oversee the financial risks faced by the Company, and, more specifically, to review and discuss with management and the internal audit department any such financial risks and consider the risk of management’s ability to override the Company’s internal controls. Additionally, the Company’s Chief Information Officer provides updates to the Audit Committee, at least twice each year, on cybersecurity risks, incidents and incident resolution, and the Company provides annual information security training to all associates. The Compensation Committee has responsibility for overseeing the relationship between risk management policies and compensation and to evaluate compensation policies in light of any such risk.
The Board as a whole has oversight responsibility for the Company’s strategic risks. Throughout the year, management regularly reports on each identified enterprise risk to the relevant committee or the Board. In addition to updates provided to the Audit Committee, at least once each year, the Company’s Chief Information Officer also provides information on cybersecurity risks and the Company’s approach to protecting the Company’s data and systems infrastructure to the Board. In the event of a material cybersecurity event, management would notify Board members, as appropriate, and, in compliance with our procedures, determine the timing and extent of the response and public disclosure and whether any future vulnerabilities are expected. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee. Allocating various aspects of risk oversight among the committees encourages the independent directors to be fully engaged in the risk oversight responsibilities of the Board. Also, we believe that the separation of the Chair of the Board and CEO roles further supports the Board’s risk oversight role.
Committees and Meetings of the Board
The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Strategy Committees. Each committee has a written charter that can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Copies of the charters may be obtained without charge by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.
The Board held eight meetings in 2022. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors serving on the Board attended the 2022 Annual Meeting of Stockholders.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee. The Audit Committee currently consists of Mmes. Antrum, Capps and Hobby (Chair) and Messrs. Hinrichs, Maxwell, Passerini and Spence. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) evaluation of enterprise risk issues, (vi) Company’s system of disclosure controls and procedures, and (vii) the Company’s system of internal controls regarding finance, accounting, legal compliance, related-person transactions and ethics that management and the Board have established.
The Audit Committee held nine meetings in 2022.
Compensation and Organization Committee. The Compensation Committee currently consists of Mmes. Antrum, Capps and Hobby and Messrs. Hinrichs (Chair), Jeffers, Spence and Summers. The Board has determined that each member of the Compensation Committee is independent as defined under the NYSE Corporate Governance Listing Standards applicable to compensation committee members. The Compensation Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly-owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy, bearing in mind the Company’s commitment to diversity and inclusion. The Compensation Committee also administers the Company’s stock incentive plans.
The Compensation Committee held seven meetings in 2022.
Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Mmes. Bailey and Hobby and Messrs. Hinrichs, Jeffers, Maxwell, Passerini and Summers (Chair). Each member of the Corporate Governance and Nominating Committee is independent under the NYSE Corporate Governance Listing Standards. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors. Factors considered by the Corporate Governance and Nominating Committee in assessing Board composition support the Board’s commitment to maintaining diversity of gender, ethnicity and specific skills and qualifications on the Board, as evidenced by the range of talents, experiences and skills of current Board members, the balance of management and independent directors, and the need for financial or other specialized expertise. The Corporate Governance and Nominating Committee also considers diversity of gender, ethnicity and specific skills and qualifications when considering and evaluating new candidates for Board membership, using the same process for evaluating candidates whether the candidate has been recommended for consideration by a committee member, another director, management or one or more stockholders. The Corporate Governance and Nominating Committee has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.
The nominees to the Board described in this Proxy Statement were approved unanimously by the Company’s directors.
The Corporate Governance and Nominating Committee also develops and recommends corporate governance guidelines applicable to the Company to the Board and evaluates the effectiveness of the Board. Additionally, the Corporate Governance and Nominating Committee oversees the Company’s strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals and overseeing the development of policies and procedures related to the Company’s corporate social responsibility and sustainability activities.
The Corporate Governance and Nominating Committee held six meetings in 2022.
Technology Strategy Committee. The Technology Strategy Committee currently consists of Mmes. Antrum and Capps and Messrs. Jeffers, Maxwell (Chair), Passerini, Spence and Summers. The Technology Strategy Committee (i) provides oversight of the alignment of Company’s growth and innovation strategy with corporate strategy, (ii) supports and provides oversight of management’s direction on the development of strategic plans relating to technology investments, (iii) monitors and advises the Board on scientific matters, including the Company’s strategically significant technology projects, the Company’s innovation pipeline and general emerging science and technology issues and trends and (iv) oversees the identification, acquisition or development of new and enabling technologies.
The Technology Strategy Committee held four meetings in 2022.
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CORPORATE GOVERNANCE AND BOARD MATTERS
Executive Sessions of the Board
The independent non-management directors typically meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Our Board Chair presided at the meetings of the non-management directors when they met in executive sessions during 2022.
Board/Committee/Director Evaluations
The Board has a three-part annual evaluation process that is coordinated by the independent Chair of the Board and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full Board evaluation; and the evaluation of the individual directors. In consultation with our independent Chair of the Board, the Corporate Governance and Nominating Committee determines the overall process, scope, and content of the Board’s annual self-evaluation process, which includes an extensive performance assessment questionnaire with specific portions dedicated to self-evaluation of each committee. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full Board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the CEO’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support. The Corporate Governance and Nominating Committee engages a third party to assist the Board in conducting the annual self-evaluation. The independent Chair of the Board and the Chair of the Corporate Governance and Nominating Committee review the responses with the third party and share the committee assessments with the individual committee chairs.
Individual director performance assessments are conducted informally as needed and involve a discussion among the Chair of the Board and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chair of the Board and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.
The Corporate Governance and Nominating Committee reviews best practices annually relating to Board and committee self-evaluation processes and makes changes to the form and scope of its evaluation process so that the procedures continue to provide the Board with an effective mechanism to evaluate the Board’s performance and effectiveness and makes changes the Board determines are necessary and appropriate.
Director Orientation and Continuing Education
All new directors participate in the Company’s director orientation program. This orientation program is designed to familiarize new directors with the Company and its operations, through a review of background material, meetings with senior management, a mentorship program pairing new directors with experienced directors, and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices. Following the 2022 Annual Meeting, directors other than the Board Chair and the President and CEO served on three committees apiece. The Company believes this accelerated the learning curve for its newer directors and provided the committees and the Company’s longer serving directors with fresh perspectives.
We also support a continuing education program for directors. The Corporate Governance and Nominating Committee is responsible for the administration of the continuing education program and periodically reviews and updates the program. Continuing education opportunities available to our directors include Company-sponsored courses or events, in-person or online director education programs and publications sponsored by outside parties, online training courses offered as part of our compliance training program for employees, and certain other educational experiences as may be approved by the Corporate Governance and Nominating Committee from time to time.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Chair of the Board, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. In addition, the Chair of the Board receives a copy of each communication submitted by stockholders or other interested parties via the Integer Ethics Direct Line page, which can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”
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CORPORATE GOVERNANCE AND BOARD MATTERS
Compensation Committee Interlocks and Insider Participation
During at least some portion of 2022, Mmes. Antrum, Bailey, Capps and Hobby and Messrs. Hinrichs, Jeffers, Spence, and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2022 was (i) an officer or employee of the Company during such fiscal year, (ii) formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.
Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2022, each non-employee director was paid a retainer of between $240,000 and $360,000, depending on the role of the director, in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.
Cash Compensation. In 2022, the cash portion of each non-employee director’s annual retainer was $70,000 plus the following amounts for specified Board service:

Chair of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy Committee Chair	10,000
Audit Committee Member, including Committee Chair	10,000
Equity Compensation. In 2022, the equity-based portion of each non-employee director’s annual retainer was equal in value to $170,000 ($230,000 for the Chair of the Board) consisting of restricted stock units (based on the closing price of the common stock on the date of grant). The number of restricted stock units granted is calculated using the closing price of the Company’s common stock on the date of grant. The directors' equity awards for 2022 were granted on May 18, 2022, vesting in four equal installments, on the three-, six- and nine-month anniversaries of the grant date, and the last installment vesting on May 16, 2023.
Any non-employee director taking office other than on the date of an annual meeting will receive a prorated portion of the annual equity retainer, as of the date he or she takes office. Any prorated annual equity retainer will vest in equal installments on each regularly scheduled vesting date applicable to non-employee directors who have continuously served since the most recent annual meeting.
2023 PROXY STATEMENT | 47

CORPORATE GOVERNANCE AND BOARD MATTERS
The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2022.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Sheila Antrum	76,667	169,955	246,622
Pamela G. Bailey	114,167	229,966	344,133
Cheryl C. Capps	76,667	169,955	246,622
James F. Hinrichs	95,000	169,955	264,955
Jean Hobby	100,000	169,955	269,955
Tyrone Jeffers	74,167	169,955	244,122
M. Craig Maxwell	90,000	169,955	259,955
Filippo Passerini	76,667	169,955	246,622
Bill R. Sanford(3)	54,167	—	54,167
Donald J. Spence	80,000	169,955	249,955
William B. Summers, Jr.	76,667	169,955	246,622
(1)The amounts indicated represent the cash amount earned for annual retainers and specified Board service.
(2)The amounts represent the aggregate grant date fair value of awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 21, 2023.
(3)Mr Sanford retired from the Board following the 2022 annual meeting.
The following table sets forth each non-employee director’s outstanding stock options as of December 31, 2022.

Director Name	Outstanding Stock Options (#)
Pamela G. Bailey	13,264
James F. Hinrichs	9,603
Jean Hobby	11,385
M. Craig Maxwell	17,385
Filippo Passerini	17,385
Donald J. Spence	27,021
Compensation Review. Consistent with current best practices and with the assistance of information provided by FW Cook, the Board periodically reviews director compensation. In both 2019 and 2022, the Corporate Governance and Nominating Committee engaged FW Cook to perform a market study related to the compensation of the non-employee directors. In 2019, the Board approved a revised non-employee director compensation policy that continues to be effective.
Stock Ownership Guidelines. To align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of Company common stock within five years of election as a director. In addition, a non-employee director may not sell shares of Company common stock unless the value of the non-employee director’s holdings of the Company common stock exceeds five times the value of the annual cash retainer paid to the non-employee director. Except for Mmes. Antrum and Capps and Mr. Jeffers, who were elected to the Board in February 2021, each of our directors has achieved these ownership guidelines.
48 | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
Related-Person Transactions
The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related-persons of the Company. A copy of the Company’s policy on related-person transactions can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related-person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related-person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related-person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related-person transactions, as defined above, that occurred in 2022.
Audit Committee Report
The Audit Committee consists of Ms. Hobby (Chair), Mmes. Antrum and Capps, and Messrs. Hinrichs, Maxwell, Passerini and Spence, each of whom the Board has determined is “independent” in accordance with applicable securities laws and the listing standards of the NYSE for purposes of service on the Audit Committee. The Board also has determined that Ms. Hobby and Mr. Hinrichs each qualify as an “audit committee financial expert” under the applicable rules of the SEC.
Mr. Hinrichs currently serves on the audit committee of three other public companies. The Board has determined that simultaneous service by Mr. Hinrichs on the audit committee of three additional public companies does not impair his ability to serve effectively on the Company’s Audit Committee. Specifically, the Board believes that Mr. Hinrichs has sufficient and satisfactory time to commit to Audit Committee and Board responsibilities, and that the meetings of the other audit committees do not overlap with or interfere with his ability to be fully prepared and present at the meetings of the Audit Committee, as evidenced by his attendance at 100% of our Audit Committee meetings. Furthermore, the Board believes that the Company’s stockholders benefit from Mr. Hinrichs’ service on the Audit Committee due to the depth and breadth of his financial experience, including the substantial experience acquired while serving as the chief financial officer of other publicly traded companies prior to his retirement.
The Audit Committee reviewed and discussed the information contained in the Company’s 2022 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2022 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.
In connection with the Company’s fiscal year 2022 consolidated financial statements, the Audit Committee has:
•reviewed and discussed with management the Company’s 2022 audited consolidated financial statements;
•discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2022.
Respectively submitted by the Audit Committee,
Jean Hobby (Chair)
Sheila Antrum
Cheryl C. Capps
James F. Hinrichs
M. Craig Maxwell
Filippo Passerini
Donald J. Spence
2023 PROXY STATEMENT | 49

OTHER GOVERNANCE PRACTICES
OTHER GOVERNANCE PRACTICES
Engagement with Investors and Market Participants
We believe that effective corporate governance includes a regular, active dialogue with our stockholders, analysts covering our Company and other market participants. Through these engagement efforts, we seek to better understand investors’ interests and concerns regarding, among other items, our strategy and financial results, our executive compensation program, corporate governance-related issues, and environmental and social matters. We value the feedback received. We are working to further improve our level of engagement by expanding our dialogue with stockholders and other market participants, actively seeking increased analyst coverage, revising disclosures to increase clarity, and improving the effectiveness of our communications.
Our ESG goals include continually developing, implementing and monitoring ESG initiatives, policies and communications to allow us to better manage our impact on the environment and how we engage with society and our community, while ensuring accountability on our commitments. We expect that our ESG strategy and goals will continue to evolve and build on our key values of innovation, collaboration, inclusion, candor and integrity.
Environmental, Social and Governance Matters
At Integer, we are committed to enhancing the lives of patients worldwide, while conducting our business in a socially and environmentally responsible manner to benefit our associates, customers, stockholders and the communities in which we live and work. We believe that to be good corporate citizens, we must understand and focus on ESG matters that impact our stakeholders and the communities in which we operate and must also align our ESG goals, programs and initiatives to our corporate strategy. To increase our understanding and alignment, we completed a materiality assessment in 2021 to gain input from internal and external stakeholders on topics of greatest importance for us to address as we look toward developing our longer-term goals and initiatives. We believe sound ESG practices are critical to attracting and retaining the best associate talent. We are also committed to reporting on the progress and outcomes of our ESG initiatives.
ESG Governance. While the Board retains formal oversight, responsibility for ESG reaches beneath our executive and managerial ranks into operations management and functional experts. Functional experts compose our cross-functional Management ESG Council, which is responsible for researching and recommending strategy relating to ESG matters to our Executive ESG Council. The Executive ESG Council is responsible for both providing oversight and direction to the Management ESG Council, which includes aligning program priorities and ensuring resource availability, and integrating ESG objectives across the Company. Our Senior Vice-President, General Counsel and Corporate Secretary retains primary responsibility for corporate governance measures. Our Chief Human Resources Officer is responsible for Human Capital initiatives. Our Executive Vice President of Global Operations and ESG is responsible for ESG program oversight and coordination of strategic objectives with other executives, the CEO and the Board. Our Corporate Governance and Nominating Committee of the Board maintains formal oversight responsibilities for our ESG program, but all committees have a distinct ESG role, with regular discussions at meetings of the full Board, as outlined below:
50 | 2023 PROXY STATEMENT

OTHER GOVERNANCE PRACTICES

Board Oversight of Environmental, Social Responsibility and Corporate Governance Matters

Board of Directors (retains ultimate oversight of ESG issues)

Audit Committee	Corporate Governance and Nominating Committee	Compensation and Organization Committee
Oversees financial risks and the policies, guidelines and process by which management assess and manages risks, which includes oversight of ESG metrics, key performance indicators and disclosure in SEC and financial filings and development of ESG-related disclosure controls and procedures	Oversees the Company's strategy on corporate social responsibility and sustainability, including evaluating the impact of Company practices on communities and individuals and overseeing the development of Company ESG policies and procedures	Oversees the Company's diversity and inclusion policies, programs, initiatives and supporting systems

Executive Vice President of ESG
Responsible for ESG program oversight and coordination of strategic objectives with the CEO and the Board

Executive ESG Council
Executive management team responsible for providing oversight and direction to the Management ESG council, aligning program priorities and ensuring resource availability

Management ESG Council
Cross-functional management team responsible for researching and recommending strategy related to ESG matters to Executive ESG Council
Environmental Performance and Actions.
Benchmarking and Gap Analyses. During 2021, the Management ESG Council performed an in-depth self-assessment to analyze our practices and disclosures as compared to identified ESG reporting standards. The Management ESG Council and Executive ESG Council worked together to create a framework for assessing and monitoring our ESG goals, programs and initiatives and aligning these goals, programs and initiatives to our corporate strategy. The Board was actively engaged throughout this process to oversee the framework development and ensure alignment with our strategy.

During 2022, the Management ESG Council conducted a gap analysis of the SEC’s proposed climate change disclosure rule to identify the Company’s readiness to comply with its provisions as proposed. This analysis was shared with the Executive ESG Council and the Corporate Governance and Nominating Committee, both of which provided direction regarding actions intended to reduce certain potential gaps. The Company believes that its use of a single instance ERP system coupled with analysis and reporting generated by licensed software will facilitate compliance with potential disclosure requirements for Scope 1 and Scope 2 greenhouse gas emissions.
The Management ESG counsel also benchmarked peer ESG disclosures and generated recommendations and plans to augment the Company’s ESG disclosure. The Executive ESG Council plans to consider this augmented disclosure following the SEC’s release of revised climate change disclosure rules. Consistent with our relatively new ESG framework, we have updated our ESG disclosures on our website (https://www.integer.net/company/corporate-citizenship/default.aspx) to become more transparent in our commitment to a healthier, more sustainable future for our key stakeholders, including our stockholders, associates, customers and communities.
Social Performance and Actions.
Human Capital. Our Board of Directors and executive team put significant focus on our human capital resources, as we strive to build leadership capability and create a diverse, inclusive work environment that inspires excellence. This cultural framework recognizes the value of individuals as critical to Integer’s operational strategy. Our human capital initiatives include associate management and development, leadership development, equitable and competitive compensation, and benefits and diversity, inclusion and non-discrimination (which is discussed below). More detail on these initiatives can be found on pages 12 and 13 of the Company's Annual Report on Form 10-K filed on February 21, 2023.
Diversity, inclusion and non-discrimination. We are committed to be an inclusive company in which all of us accept, respect and value one another’s individual differences, encouraging different perspectives and ideas that improve team synergy and communication. We have developed a formal diversity and inclusion strategy, creating a robust engagement platform designed to increase innovation and enhance business. Our strategy utilizes both a management and an executive cross-functional diversity council to advance the global diversity and inclusion strategies at all levels of the organization. We have infused diversity and inclusion into our business processes and created local and global engagement opportunities for associates.
2023 PROXY STATEMENT | 51

OTHER GOVERNANCE PRACTICES
Through our values, Code of Conduct, and commitment to Diversity and Inclusion (“D&I”), we strive to create a culture that unifies and embraces the uniqueness each associate brings to Integer, positioning us for long-term success. We are committed to creating a better, more inclusive company in which all of us accept, respect and value one another’s individual differences, encouraging different perspectives and ideas that improve team synergy and communication.
Our diversity and inclusion strategy resulted in key successes in 2022, including:
•As of December 31, 2022, 42% of our U.S. based workforce are people of color
•Globally, 48% of our workforce as of December 31, 2022 are women
•100% of executive leadership actively serve as executive sponsors of D&I initiatives
•Each member of our senior leadership team adopted a culture focused goal, 31% of which relates to D&I
•Establishment of three additional employee resource groups (ERGs), bringing our total to six. ERGs are voluntary, employee-led groups of associates who join together based on common interests, backgrounds or demographic factors
Employee Safety. The Company continually pursues excellence with respect to employee safety. Our corporate safety strategy includes identifying hazards and risks, implementing measures to prevent incidents, and training associates in safe practices to improve performance. We strive for an injury and accident free workplace by following the SAFE-T program – See safety hazards, Act to address concerns, Follow-Up to correct hazards, and Engage all employees to be safe Together.
All employees are accountable to report observations, near-misses, and incidents. The Company reviews, analyzes and compiles data using incident management software to look for trends and to ensure corrective and preventative actions are tracked to completion. Each site sets tailored continuous safety improvement goals and evaluates progress against specific measures, including total recordable incident rate and days away, restricted or transferred, SAFE-T engagement, and closure of corrective actions. For the past three years, the Company has maintained a total recordable incident rate significantly better than the industry average of 1.7.
Additional activities and actions. In addition to those described above, the following on-going corporate activities and actions further demonstrate our commitment to ESG matters:
•Employing a Senior Director of Diversity and Inclusion tasked with leading the development of strategies and actions to ensure that we maintain and enhance the inclusive environment we have fostered.
•Continuing with three cross functional governing D&I councils, which advance the global D&I strategy at all levels of the organization.
•Organizing and supporting the expansion of employee resource groups, which are voluntary, employee-led groups comprised of associates who join together based on common interests, backgrounds or demographic factors.
•Fostering social awareness, including evaluating our products and supply chain in areas of the world that use forced labor or mine conflict minerals.
•Contributing to the local communities where our facilities and offices are located, including providing financial and volunteer support for various regional and local charitable organizations, non-profits and other community programs.
•Decreasing or discontinuing use of certain hazardous chemicals, resulting in improved emissions, waste and associate safety.
•Implementing tools to help us monitor and mitigate our climate impact. Our initial focus is on understanding our energy utilization. With this data, we will be able to operate more efficiently and minimize waste.
We will continue to expand on our ESG strategy and programs to ensure continuous improvement and provide transparency and accountability to our stakeholders. We recognize the importance of ESG considerations and are firmly committed to conducting business in a sound and socially responsible manner. For more information on our all our ESG initiatives including Environmental, Health, Safety & Security (EHSS), Charitable Giving, and Governance initiatives, please visit our Corporate Citizenship page at http://www.integer.net/company/corporate-citizenship/default.aspx.
52 | 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Beneficial Owners of Shares
The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of March 27, 2023. The percentage of common stock owned is based upon 33,263,163 shares outstanding as of March 27, 2023.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	5,609,845	16.87%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	3,834,235	11.53%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One Austin, TX 78746	2,116,333	6.36%
Franklin Mutual Advisers, LLC(4) 101 John F. Kennedy Parkway Short Hills, NJ 07078‑2789	1,781,999	5.36%
(1)BlackRock, Inc. filed a Schedule 13G/A on January 26, 2023. The beneficial ownership information presented in this footnote is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the 5,609,845 reported shares and sole voting power with respect to 5,529,218 of the reported shares. In this same Schedule 13G/A filing, BlackRock, Inc. identified iShares Core S&P Small-Cap ETF as having the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such reported securities.
(2)The Vanguard Group, Inc. filed a Schedule 13G/A on February 9, 2023. The beneficial ownership information presented in this footnote is based solely on the Schedule 13G/A. The reported shares are owned by The Vanguard Group, Inc. and its subsidiaries listed in the Schedule 13G/A. The Vanguard Group, Inc. reports sole investment power with respect to 3,834,235 of the reported shares, shared investment power with respect to 57,146 of the reported shares, sole voting power with respect to none of the reported shares, and shared voting power with respect to 23,628 of the reported shares.
(3)Dimensional Fund Advisors LP filed a Schedule 13G/A on February 10, 2023. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock. Dimensional Funds reports sole investment power with respect to 2,116,333 of the reported shares, shared investment power with respect to none of the reported shares, sole voting power with respect to 2,082,194 of the reported shares, and shared voting power with respect to none of the reported shares.
(4)Franklin Mutual Advisers, LLC (“FMA”) filed a Schedule 13G on January 31, 2023. The beneficial ownership information presented in this footnote is based solely on the Schedule 13G. The reported shares listed are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of FMA, an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. FMA reports that it has sole investment discretion and voting authority over the shares covered by any such investment management agreement and is therefore deemed to be the beneficial owner of the shares listed. FMA reports sole investment power with respect to 1,781,999 of the reported shares, shared investment power with respect to none of the reported shares, sole voting power with respect to 1,691,411 of the reported shares, and shared voting power with respect to none of the reported shares.
2023 PROXY STATEMENT | 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership by Directors and Executive Officers
The beneficial ownership of common stock by each of the directors, each of the NEOs, and by all directors and executive officers as a group is set forth in the following table as of March 27, 2023, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days. The percentage of common stock owned is based upon 33,263,163 shares outstanding as of March 27, 2023.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Sheila Antrum	4,862	(1)	*
Pamela G. Bailey	70,629	(1)(2)	*
Cheryl C. Capps	4,862	(1)	*
Joseph W. Dziedzic	233,796	(2)	*
James F. Hinrichs	24,044	(1)(2)	*
Jean Hobby	21,890	(1)(2)	*
Tyrone Jeffers	4,862	(1)	*
M. Craig Maxwell	39,015	(1)(2)	*
Filippo Passerini	23,907	(1)	*
Donald J. Spence	52,819	(1)(2)	*
William B. Summers, Jr.	52,427	(1)	*
Jason K. Garland	16,061		*
Jennifer M. Bolt	29,174	(2)(3)	*
Carter Houghton	5,605		*
Payman Khales	8,712		*
All directors and executive officers as a group (19 persons)	615,414	(1)(2)(3)(4)	1.84%
(1)Includes the following shares subject to restricted stock units granted under the Company’s stock incentive plans, all of which are issuable pursuant to restricted stock units that are vested or potentially issuable within 60 days after March 27, 2023: Ms. Antrum – 570 shares; Ms. Bailey – 7,821 shares; Ms. Capps – 570 shares; Mr. Hinrichs – 7,017 shares; Ms. Hobby – 570 shares; Mr. Jeffers – 2,277 shares; Mr. Maxwell – 570 shares; Mr. Passerini – 570 shares; Mr. Spence – 7,017 shares; Mr. Summers – 7,017 shares; and all directors and executive officers as a group – 33,999 shares.
(2)Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after March 27, 2023: Ms. Bailey – 13,264 shares; Mr. Dziedzic – 75,983 shares; Mr. Hinrichs – 9,603 shares; Ms. Hobby – 11,385 shares; Mr. Maxwell – 17,385 shares; Mr. Spence – 27,021 shares; Ms. Bolt – 1,896 shares; and all directors and executive officers as a group – 156,537 shares.
(3)Includes the following shares under the Company 401(k) Plan: Ms. Bolt – 1,965 shares; and all directors and executive officers as a group – 1,965 shares. Such individuals retain voting and investment power over their respective shares.
* Less than 1%
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s common stock. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the 2023 fiscal year, no executive officer or director of the Company failed to file reports required by Section 16(a) on a timely basis, with the exception of one late Form 3 filing for Senior Vice President Maragaret Carthy to report her appointment as an executive officer due to a delay in receiving her filing codes.
54 | 2023 PROXY STATEMENT

OTHER MATTERS
OTHER MATTERS
Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2022 may be obtained without charge by any stockholder by written request made to the General Counsel and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2022 can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Financial Information.”
Stockholder Proposals for the 2024 Annual Meeting of Stockholders
In order for a stockholder proposal for the 2024 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 12, 2023. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.
The proposal should be submitted to the Company’s principal executive offices in Plano, Texas and should be directed to the attention of the General Counsel and Corporate Secretary of the Company.
The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from, and in addition, to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2024 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 25, 2024 and February 24, 2024.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 25, 2024.
By Order of the Board of Directors,

/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Senior Vice President, General Counsel and Corporate Secretary
Plano, Texas
April 10, 2023

2023 PROXY STATEMENT | 55

OTHER MATTERS

GENERAL INFORMATION – QUESTIONS AND ANSWERS
Why did I receive a letter in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
As permitted by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we are furnishing to stockholders our Notice of the Annual Meeting, this Proxy Statement, and our Annual Report for 2022 primarily over the internet through the notice and access process. The Annual Report is not part of the proxy solicitation materials.
On or about April 10, 2023, we sent a Notice of Internet Availability of Proxy Materials (the “Notice and Access Letter”) to each of our stockholders. Stockholders have the ability to access the proxy materials on a website referred to in the Notice and Access Letter and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials may be found in the Notice and Access Letter. If you received the Notice and Access Letter, you will not receive a paper copy of the proxy materials unless you request one. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of the annual meeting of stockholders.
Why am I being provided this proxy statement?
We are providing this proxy statement to you because our Board is soliciting your proxy to vote your shares of the Company’s common stock at the Annual Meeting, or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the SEC and NYSE.
Where and when will the Annual Meeting be held?
The Annual Meeting will be held at the The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NE, Roanoke, VA 24016 at 12:30 p.m., Eastern Time, on Wednesday, May 24, 2023. The Company’s mailing address is 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, and its telephone number is (214) 618-5243.
Who is entitled to vote at the Annual Meeting?
Common stockholders of record at the close of business on March 27, 2023 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 33,263,163 shares of common stock. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. Individuals who hold shares of common stock under the Company 401(k) Plan are entitled to vote those shares of common stock held in their accounts.
How can I give my proxy or vote?
You can give your proxy to vote via the Internet or telephone by following the instructions found in the Notice and Access Letter. If you received printed copies of the proxy materials by mail, the instructions for giving your proxy to vote via the Internet or telephone are found on the proxy card, or you may complete, sign, date and return the physical proxy card accompanying this proxy statement. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
May I revoke my proxy?
How you hold your shares (stockholder of record or beneficial owner) determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the General Counsel and Corporate Secretary, at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy.
56 | 2023 PROXY STATEMENT

OTHER MATTERS
How will my proxy be voted?
Your proxy will be voted in accordance with the direction you provide, if any. If you submit your proxy but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 11 persons named under the section titled “Nominees for Director”; FOR ratifying the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2023, FOR approving, on an advisory basis, the compensation of the named executive officers and FOR approving, on an advisory basis, a frequency of one year for future advisory votes to approve the compensation of the named executive officers.
What is required for a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the compensation of the Company’s named executive officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.
What vote is required to elect directors?
Directors will be elected by a plurality of votes cast. This means the 11 nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. “Withhold” votes and broker non-votes will have no effect on the outcome of the voting to elect directors.
What happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?
Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.
What vote is necessary to approve Proposals 2, 3 and 4?
The affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal) at the Annual Meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2023 (Proposal 2) and to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3). For Proposal 4, the Company will treat the option selected by the affirmative vote of a plurality of the votes cast at the Annual Meeting as the option approved by stockholders on an advisory basis. Abstentions will not constitute votes cast on either of these proposals and therefore will not affect the outcome of these proposals. Broker non-votes will not constitute votes cast on the vote to approve, on an advisory basis, the compensation of the Company’s named executive officers and therefore will have no effect on the outcome of that proposal.
Who is paying for the solicitation of proxies?
The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.
What do I have to bring to attend the Annual Meeting in person?
To be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.
2023 PROXY STATEMENT | 57

Integer® VOTE

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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 23, 2023**

**Online**
Go to **www.envisionreports.com/ITGR** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ITGR**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## 2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 AND 3, and for 1 YEAR on Proposal 4.

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Sheila Antrum | ☐ | ☐ | 02 - Pamela G. Bailey | ☐ | ☐ | 03 - Cheryl C. Capps | ☐ | ☐ |
| 04 - Joseph W. Dziedzic | ☐ | ☐ | 05 - James F. Hinrichs | ☐ | ☐ | 06 - Jean Hobby | ☐ | ☐ |
| 07 - Tyrone Jeffers | ☐ | ☐ | 08 - M. Craig Maxwell | ☐ | ☐ | 09 - Filippo Passerini | ☐ | ☐ |
| 10 - Donald J. Spence | ☐ | ☐ | 11 - William B. Summers, Jr. | ☐ | ☐ | | | |

| Proposal | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers. | ☐ | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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# 2023 Annual Meeting Admission Ticket

**2023 Annual Meeting of Integer Holdings Corporation Stockholders**

**May 24, 2023, 12:30 p.m. Eastern Time**
**The Hotel Roanoke & Conference Center**
**110 Shenandoah Avenue NE, Roanoke, VA 24016**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Integer Holdings Corporation

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## Notice of 2023 Annual Meeting of Stockholders

### Proxy Solicited on Behalf of the Board of Directors for Annual Meeting — May 24, 2023

The undersigned hereby appoint(s) Jason K. Garland and McAlister C. Marshall, II, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 12:30 p.m. Eastern Time on May 24, 2023 at The Hotel Roanoke & Conference Center, 110 Shenandoah Avenue NE, Roanoke, VA 24016, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

**IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION'S NAMED EXECUTIVE OFFICERS, FOR 'ONE YEAR' FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF INTEGER HOLDINGS CORPORATION'S NAMED EXECUTIVE OFFICERS AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.**

**THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND FOR "1 YEAR" ON PROPOSAL 4.**

(Continued and to be marked, dated and signed, on the other side)

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

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